UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Cabot Corporation

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Cabot Corporation

2015 Proxy Statement

The Annual Meeting of Shareholders

of Cabot Corporation will be held:

Thursday, March 12, 2015, 4:00 p.m. ET

Cabot Corporation

Two Seaport Lane, Suite 1300

Boston, MA 02210-2019 USA

January 28, 2015

Dear Fellow Cabot Corporation Stockholders,

        You are cordially invited to attend the Annual Meeting of Stockholders of Cabot Corporation, which will be held on Thursday, March 12, 2015, at 4:00 pm, Eastern Time, at the Corporate Headquarters of Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts. For your convenience, we will host a live webcast of our Annual Meeting on our website at http://investor.cabot-corp.com.

        At the Annual Meeting, we will ask you to elect four members of our Board of Directors, provide your advisory approval of our executive compensation, approve a new equity compensation plan for non-employee directors and ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. We will review the Company’s performance during the past year and discuss any other business matters properly brought before the meeting. The attached Proxy Statement explains our voting procedures, describes the business we will conduct, and provides information about the Company that you should consider when you vote your shares.

        Your vote is very important to us. Whether or not you plan to attend the Annual Meeting in person, we encourage you to vote promptly. You may vote by mailing a completed proxy card or, if your proxy card or broker voting instruction form so indicates, by phone or the Internet.

        Thank you for your continued support of Cabot Corporation.

Sincerely,

PATRICK M. PREVOST

President and

Chief Executive Officer

Notice of Annual Meeting of Stockholders

Date:	March 12, 2015

Time:	4:00 p.m., Eastern Time

Place:	Corporate Headquarters of Cabot Corporation

Two Seaport Lane, Suite 1300

Boston, Massachusetts

Record Date:	You may vote if you were a stockholder of record at the close of business on January 16, 2015.

Voting Proxy:	To ensure that your vote is properly recorded, please vote as soon as possible, even if you plan to attend the annual meeting. Most stockholders have three options for submitting their vote: (1) by Internet, (2) by phone or (3) by mail. You may still vote in person if you attend the annual meeting. For further details about voting, please refer to the section entitled “About the Annual Meeting” beginning on page 1 of this proxy statement.

If your shares are held in “street name” in a stock brokerage account or by a bank or other nominee, you must provide your broker with instructions on how to vote your shares in order for your shares to be voted on important matters presented at the annual meeting. If you do not instruct your broker on how to vote in the election of directors, the compensation of our named executive officers and the approval of our new equity compensation plan for non-employee directors, your shares will not be voted on these matters. For an explanation of how you can vote your “street name” shares at the meeting, see “How do I vote?” on page 2.

Items of Business	•	To elect four directors, John K. McGillicuddy, John F. O’Brien, Lydia W. Thomas and Mark S. Wrighton, to the class of directors whose term expires in 2018;

•	To approve, in an advisory vote, our executive compensation;

•	To approve a new equity compensation plan for non-employee directors;

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015; and

•	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

This notice and proxy statement are first being sent to stockholders on or about February 2, 2015. Our Annual Report on Form 10-K is being sent with this notice and proxy statement.

By order of the Board of Directors,

Jane A. Bell

Secretary

Boston, Massachusetts 02210-2019

January 28, 2015

2015 PROXY STATEMENT

2015 PROXY STATEMENT

About the Annual Meeting

Cabot Corporation

Two Seaport Lane, Suite 1300

Boston, Massachusetts 02210-2019

Proxy Statement

References to “the Company”, “Cabot”, “we”, “us”, and “our” in this proxy statement mean Cabot Corporation.

About the Annual Meeting

Who is soliciting my vote?

The Board of Directors of Cabot Corporation is soliciting your vote at the 2015 Annual Meeting of Stockholders (“2015 Annual Meeting” or “the meeting”).

What am I voting on?

You are voting on:

•	Proposal 1: Election of John K. McGillicuddy, John F. O’Brien, Lydia W. Thomas and Mark S. Wrighton to the class of directors whose term expires in 2018 (see page 10);
•	Proposal 2: Advisory approval of our executive compensation (see page 51);
•	Proposal 3: Approval of the Cabot Corporation 2015 Directors’ Stock Compensation Plan (see page 52);
•	Proposal 4: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015 (see page 56); and
•	Any other business properly coming before the meeting.

How does the Board recommend that I vote my shares?

The Board’s recommendation can be found with the description of each item in this proxy statement. In summary, the Board recommends that you vote:

•	FOR each of the four nominees for director;
•	FOR the advisory approval of our executive compensation (commonly referred to as “say-on-pay”);
•	FOR the approval of the Cabot Corporation 2015 Directors’ Stock Compensation Plan; and
•	FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015.

Who is entitled to vote?

Only stockholders of record at the close of business on January 16, 2015 will be entitled to vote at the 2015 Annual Meeting. As of that date, there were 63,717,924 shares of our common stock outstanding. Each share of common stock is entitled to one vote. There is no cumulative voting.

The Vanguard Fiduciary Trust Company is the trustee of the Cabot Common Stock Fund and the Cabot Common ESOP Fund portions of the Cabot 401(k) Plan and is the record owner of all of those shares. The trustee is authorized to vote such shares in accordance with instructions from participants in, and the terms of, the Cabot 401(k) Plan.

How many votes must be present to hold the meeting?

Your shares are counted as present at the 2015 Annual Meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to hold our meeting, holders of a majority of our outstanding shares of common stock as of January 16, 2015 must be present in person or by proxy at the meeting. This majority is referred to as a quorum. Proxy cards or broker voting instruction forms that reflect abstentions and broker non-votes will be counted as shares present to determine whether a quorum exists to hold the 2015 Annual Meeting.

What is a broker non-vote?

Under the rules that govern brokers who have record ownership of shares that they hold in “street name” for their clients who are the beneficial owners of the shares, brokers normally have discretion to vote such shares on routine matters, such as ratifications of independent registered public accounting firms, but not on non-routine matters. Broker non-votes generally occur when the beneficial owner of shares held by a broker does not give the broker voting instructions on a non-routine matter for which the broker lacks discretionary authority to vote the shares. Proposals 1, 2 and 3 are non-routine matters.

CABOT CORPORATION    1

2015 PROXY STATEMENT

About the Annual Meeting (continued)

Therefore, if your shares are held in “street name” and you do not provide instructions as to how your shares are to be voted on proposals 1, 2 and 3, your broker will not be able to vote your shares on these proposals. We urge you to provide instructions to your broker so that your votes may be counted on these important matters.

How are votes counted? How many votes are needed to approve each of the proposals?

For each of proposals 1, 2, 3 and 4, you may vote “FOR”, “AGAINST”, or “ABSTAIN”.

•

Proposal 1 — Election of Directors. A nominee will be elected to the Board of Directors if the votes properly cast “for” his or her election exceed the votes properly cast “against” such nominee’s election. Broker non-votes and abstentions will have no effect on the results of this vote.

•	Proposal 2 — Say-on-Pay. Because proposal 2 is an advisory vote, there is no minimum vote requirement that constitutes approval of this proposal.
•

Proposal 3 — Approval of the Cabot Corporation 2015 Directors’ Stock Compensation Plan. The affirmative vote of a majority of the votes properly cast on proposal 3 is required to approve the Cabot Corporation 2015 Directors’ Stock Compensation Plan. Abstentions will have the effect of votes against this proposal. Broker non-votes will have no effect on the results of this vote.

•

Proposal 4 — Ratification of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes properly cast on proposal 4 is required to ratify the appointment of Cabot’s independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm, thus we do not expect any broker non-votes on this proposal. To the extent there are any broker non-votes, they will have no effect on the results of this vote.

What if there are more votes “AGAINST” a nominee for director than votes “FOR”?

Each of the nominees is an incumbent director who has tendered a conditional resignation that is effective upon (i) the failure to receive a majority of the votes cast for his or her re-election at the 2015 Annual Meeting and (ii) the Board’s acceptance of this resignation. The Governance and Nominating Committee of the Board of Directors is responsible for initially considering the resignation and making a recommendation to the Board of Directors. The director whose resignation is under consideration is expected to abstain from participating in any decision regarding his or her resignation. The Governance and Nominating Committee may consider any factors it deems relevant in deciding whether to accept a director’s resignation. If the resignation is not accepted, the director will continue to serve until his or her successor is elected and qualified.

How do I vote?

You can vote either in person at the meeting or by proxy without attending the meeting. If your shares are held in “street name” in a brokerage account or by a bank or other nominee and you wish to vote in person at the meeting, you must request a legal proxy from your bank, broker or other nominee and bring that proxy to the meeting.

Even if you plan to attend the 2015 Annual Meeting, we encourage you to vote your shares by proxy. Most stockholders have three options for submitting their votes by proxy: (1) by Internet, (2) by phone or (3) by mail. If you have received your 2015 Annual Meeting materials by mail, please follow the voting instructions on your proxy card. If you have received your 2015 Annual Meeting materials electronically, please follow the voting instructions that were e-mailed to you. Proxies submitted by the Internet or telephone must be received by 1:00 p.m., Eastern Time, on March 12, 2015.

If you hold your Cabot stock in a brokerage account, your ability to vote by telephone or over the Internet depends on your broker’s voting process. Please follow the directions on your voting instruction form carefully.

How do I vote if I hold my stock through Cabot’s employee benefit plans?

If you hold your stock through a Cabot employee benefit plan, you have the right to instruct the trustees of the plan or plans in which you participate how to vote your shares. You can vote your shares by following the instructions on the enclosed proxy card. The trustees of each plan will have

2    CABOT CORPORATION

2015 PROXY STATEMENT

About the Annual Meeting (continued)

the voting instructions of each participant in the plans tabulated and will vote the shares of the participants by submitting a final proxy card representing each plan’s shares for inclusion in the tally at the 2015 Annual Meeting.

If you hold shares in the Cabot 401(k) Plan or the Cabot Canada Ltd. Employees’ Stock Purchase Plan, your vote will influence how the trustees of those plans vote those shares for which no instructions are received from other plan participants as those shares will be voted in the same proportion as shares for which instructions are received. If you hold shares in either of those plans and do not vote, the plan trustees will vote your shares (along with all other shares in the plan for which instructions are not provided) in the same proportion as those shares for which instructions are received from other participants in the plan.

In order for your instructions to be followed, you must provide instructions for the shares you hold through a Cabot employee benefit plan by returning your completed and signed proxy card to the Company’s transfer agent by March 9, 2015 or by voting over the telephone or the Internet by 9:00 a.m., Eastern Time, on March 10, 2015.

Can I change or revoke my vote?

Yes. You can change or revoke your vote by (1) re-voting by telephone or by Internet as instructed above (only your latest telephone or Internet vote will be counted), (2) signing and dating a new proxy card or voting instruction form and submitting it as instructed above (only your latest proxy card or voting instruction form will be counted), or (3) attending the meeting and voting in person. If your shares are registered in your name, you may also revoke your vote by delivering timely notice to the Secretary, Cabot Corporation, 2 Seaport Lane, Suite 1300, Boston, Massachusetts 02210. Attending the meet-

ing in person will not in and of itself revoke a previously submitted proxy unless you specifically request it. If you hold shares through a bank or broker, you must follow the instructions on your voting instruction form to revoke or change any prior voting instructions.

Who counts the votes?

We have hired Computershare Trust Company, N.A., our transfer agent, to count the votes represented by proxies cast by ballot, telephone and the Internet. A representative of Computershare and either Cabot’s Secretary or Assistant Secretary will act as Inspectors of Election.

What if I return my proxy card but don’t vote for some of the matters listed?

If you return a signed proxy card without indicating your vote, your shares will be voted in line with the recommendation of the Board of Directors for each of the proposals for which you did not indicate a vote.

Can other matters be decided at the 2015 Annual Meeting?

We are not aware of any other matters that will be considered at the 2015 Annual Meeting. If any other matters properly arise that require a vote, the named proxies will vote in accordance with their best judgment.

Who can attend the meeting?

The 2015 Annual Meeting is open to all Cabot stockholders. If you need directions to the meeting, please call Cabot’s Investor Relations Group at (617) 342-6090. When you arrive at Cabot’s Corporate Headquarters, please go to the 13th Floor and signs will direct you to the meeting room. You need not attend the 2015 Annual Meeting to vote.

Important Notice Regarding the Availability of Proxy Materials for the 2015 Annual Meeting

This proxy statement and our 2014 Annual Report on Form 10-K are available at the following Internet address: http://www.cabotcorp.com/2015annualmeeting.

If you received your 2015 Annual Meeting materials by mail, we encourage you to sign up to receive your stockholder communications by e-mail. Electronic delivery benefits the environment and saves the Company money by reducing printing and mailing costs. With electronic delivery, you will be notified by e-mail as soon as the Annual Report on

Form 10-K and proxy statement are available on the Internet, and you can easily submit your stockholder votes online. If you are a registered holder (you hold your Cabot shares in your own name through our transfer agent, Computershare Trust Company, N.A., or you have stock certificates), visit www.computershare.com/investor to create a login and to enroll.

Your electronic delivery enrollment will be effective until you cancel it. If you later change your mind and would like

CABOT CORPORATION    3

2015 PROXY STATEMENT

About the Annual Meeting (continued)

to receive paper copies of our proxy statements and annual reports, please revisit Computershare’s website www.computershare.com/investor to change your delivery preference or call them at (800) 730-4001 in the U.S. or at (781) 575-3170 outside the U.S.

If you hold your Cabot stock through a bank or broker, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet and how to change your elections.

4    CABOT CORPORATION

2015 PROXY STATEMENT

The Board of Directors and its Committees

Our Board of Directors held five meetings in fiscal 2014 and acted by written consent once. Each director attended at least 85% of the aggregate of the total Board meetings and the total meetings held by all of the Committees on which he or she served during the periods that he or she served.

The Board of Directors has five standing Committees: Audit, Compensation, Executive, Governance and Nominating (“Governance”), and Safety, Health and Environmental Affairs (“SH&E”). The following table shows the membership of these committees. The Audit, Compensation, Governance, and SH&E Committees presently are composed entirely of independent directors. The Executive Committee presently is composed of one employee director and three independent directors.

Name	Audit		Compensation		Executive		Governance		SH&E
John S. Clarkeson*			X		X		X	**
Juan Enriquez	X								X
William C. Kirby	X
Roderick C.G. MacLeod	X								X
Henry F. McCance			X	**	X		X
John K. McGillicuddy	X	**					X
John F. O’Brien					X	**	X
Patrick M. Prevost					X
Sue H. Rataj			X						X
Ronaldo H. Schmitz			X						X
Lydia W. Thomas	X								X	**
Matthias L. Wolfgruber			X						X
Mark S. Wrighton			X						X

*	Mr. Clarkeson submitted his resignation to the Board effective at the 2015 Annual Meeting in accordance with the Board’s retirement policy for non-employee directors.
**	Committee Chair

Audit Committee

The Audit Committee assists the Board of Directors in its oversight of (i) the integrity of Cabot’s financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, (iv) the performance of our internal audit function and (v) our risk assessment and risk management processes. The Audit Committee, among other functions:

•	Has the sole authority to appoint, retain, terminate and determine the compensation of our independent registered public accounting firm.
•

Monitors the qualifications, independence and performance of our independent registered public accounting firm and approves professional services provided by the independent registered public accounting firm.

•	Reviews with our independent registered public accounting firm the scope and results of the audit engagement.
•	Reviews the activities and recommendations of our independent registered public accounting firm.
•

Discusses Cabot’s annual audited financial statements and quarterly financial statements with management and Cabot’s independent registered public accounting firm, including our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•	Reviews Cabot’s accounting policies, risk assessment and risk management processes, control systems and compliance activities.

The specific responsibilities and functions of the Audit Committee are identified in the Committee’s charter, a copy of which is posted on our website (www.cabotcorp.com) under the heading “Company — About Cabot — Governance — Resources.” The Audit Committee met thirteen times in fiscal 2014.

CABOT CORPORATION    5

2015 PROXY STATEMENT

The Board of Directors and its Committees (continued)

Compensation Committee

The primary responsibilities of the Compensation Committee are to:

•	Approve the corporate goals and objectives relevant to the compensation of our Chief Executive Officer (“CEO”), evaluate the CEO’s performance and approve the CEO’s salary and incentive compensation.
•

Establish policies applicable to the compensation, severance or other remuneration of Cabot’s Management Executive Committee, review and approve performance measures and goals under incentive compensation plans applicable to such employees, and approve their salaries, annual short-term and long-term incentive awards, any severance payments and any other remuneration.

•	Review the aggregate amount of bonuses to be paid to participants in Cabot’s annual short-term incentive plan.
•

Administer Cabot’s incentive compensation plans, equity-based plans and supplemental benefits arrangements, which includes approving the aggregate number of stock awards granted under Cabot’s long-term incentive program.

•	Appoint the members of the Company’s Benefits and Investment Committees and monitor their activities.

The specific responsibilities and functions of the Compensation Committee are identified in the Committee’s charter, a copy of which is posted on our website (www.cabotcorp.com) under the heading “Company — About Cabot — Governance — Resources.” The Compensation Committee met four times and acted by written consent once during fiscal 2014.

Executive Committee

The Executive Committee reviews and, where appropriate, approves corporate action with respect to the conduct of our business between Board of Directors’ meetings. Actions taken by the Executive Committee are reported to the Board at its next meeting. The Executive Committee did not meet during fiscal 2014.

Governance Committee

The Governance Committee is charged primarily with:

•	Developing and recommending to the Board corporate governance policies and procedures.
•	Identifying individuals qualified to become directors of Cabot.
•	Recommending director candidates to the Board to fill vacancies and to stand for election at the annual meeting of stockholders.
•	Recommending committee assignments.
•	Leading the annual review of the Board’s performance.
•	Recommending compensation and benefit policies for Cabot’s directors.
•	Reviewing and making determinations regarding interested transactions under Cabot’s Related Person Transaction Policy and Procedures.

The specific responsibilities and functions of the Governance Committee are identified in its charter, a copy of which is posted on our website (www.cabotcorp.com) under the heading “Company — About Cabot — Governance — Resources.” The Governance Committee met four times during fiscal 2014.

SH&E Committee

The SH&E Committee reviews all aspects of Cabot’s safety, health and environmental management programs and performance. In particular, the Committee reviews the following:

•	Cabot’s environmental reserve, and risk assessment and risk management processes.
•	Environmental and safety audit reports, performance metrics, performance as benchmarked against industry peer groups, assessed fines or penalties, and site security and safety issues.
•	Safety, health and environmental training initiatives.
•	Cabot’s safety, health and environmental budget and capital expenditures.

The specific responsibilities and functions of the SH&E Committee are identified in the Committee’s charter, a copy of which is posted on our website (www.cabotcorp.com) under the heading “Company—About Cabot — Governance — Resources.” The SH&E Committee met three times during fiscal 2014.

Our Board’s Role in Risk Oversight

Our Board oversees our enterprise-wide program of risk management. Cabot management is primarily responsible for day-to-day risk management practices and, together with other personnel, regularly engages in an enterprise-wide risk assessment. This assessment is updated on a continual basis and includes a comprehensive review of a broad range of risks, including financial, operational, business, legal, regulatory, reputational, governance, and managerial risks which may potentially affect the

6    CABOT CORPORATION

2015 PROXY STATEMENT

The Board of Directors and its Committees (continued)

Company. From this assessment, the most significant risks in terms of their likelihood and severity are identified, and plans to manage and mitigate these risks are developed. Cabot management regularly reports to either the full Board or the relevant Committee of the Board our major risk exposures, their potential operational or financial impact on Cabot, and the steps we take to manage them.

Our Board has ultimate responsibility for risk oversight and oversees our corporate strategy, business development, capital structure, market exposure and country specific risks. Each Committee also has responsibility for risk oversight. The Audit Committee focuses on financial risk, including internal controls and legal and compliance risks and receives regular reports from our independent registered public accounting firm and our General Counsel. The Audit Committee also oversees the Company’s enterprise risk management processes. The SH&E Committee assists the Board in fulfilling its oversight responsibility by reviewing the effectiveness of our safety, health and environmental programs and initiatives and overseeing matters related to stewardship and sustainability of our products and manufacturing processes. The Compensation Committee considers human resources risks and evaluates and sets compensation programs that encourage decision-making predicated upon a level of risk consistent with our business strategy. The Compensation Committee also oversees senior management succession planning and development. Finally, the Governance Committee considers governance and Board succession risks, and evaluates director skills and qualifications to ensure each Committee has directors with the requisite skills to oversee the applicable risks that are the focus of that Committee. The Company has a robust risk management program, the strength of which is not dependent on the Board’s leadership structure.

Our “Compensation Discussion and Analysis” (“CD&A”) describes our compensation policies, programs and practices for our named executive officers. Our goal-setting, performance assessment and compensation decision-making processes described in our CD&A apply to all participants in our corporate short- and long-term incentive programs. Participants in our long-term incentive program who are not members of the Management

Executive Committee receive awards consisting of time-based restricted stock units and performance-based restricted stock units and, in a limited number of cases, stock options, and otherwise the program is consistent throughout the Company. Beyond our corporate short- and long-term incentive programs, a substantial number of our facilities outside of the U.S. offer annual cash incentive plans.

Our management, with the assistance of Pearl Meyer & Partners, the independent compensation consultant retained by the Compensation Committee, evaluates the design of all of our incentive plans to assess whether any portion of our incentive compensation programs encourages excessive risk taking. That assessment is presented to and reviewed by the Compensation Committee. Among the program features evaluated are the types of compensation offered, performance metrics, the alignment between performance goals, payout curves and the Company’s business strategy, and the overall mix of incentive awards. The Company’s compensation programs are designed with features that mitigate risk without diminishing the incentive nature of the compensation. Specific features of the programs to mitigate risk include, as applicable, the following: caps limiting the amount that can be paid under the corporate short- and long-term incentive programs and all of the local cash incentive programs; a balanced mix of annual and longer-term incentive opportunities; a mix of cash and equity incentives; multiple performance metrics; management processes to oversee risk associated with each of our incentive programs; stock ownership guidelines for members of the Management Executive Committee; and significant controls for business decisions. In our CD&A we describe in more detail the features of our executive compensation programs that are designed to mitigate risk, including the oversight provided by the Compensation Committee, which reviews and approves the design, goals and payouts under our corporate short- and long-term incentive programs and each executive officer’s compensation. Based on our assessment, we believe our compensation policies, programs and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

CABOT CORPORATION    7

2015 PROXY STATEMENT

Director Compensation

Annual compensation for non-employee directors is comprised of cash compensation and a grant of Cabot common stock. The Governance Committee is responsible for reviewing the form and amount of compensation paid to our non-employee directors and recommends changes to our Board of Directors as appropriate. The Governance Committee reviews competitive market data to evaluate the reasonableness of our director compensation and the appropriate mix of cash and equity compensation and, during calendar 2014, engaged Mercer LLC to assist with this review. Directors who are Cabot employees do not receive compensation for their services as directors.

Cash Compensation

Cash compensation for our non-employee directors consists of an annual retainer of $75,000, plus the following annual amounts for specific roles:

•	$16,000 for serving on the Audit Committee (plus another $25,000 for serving as Chair of the Audit Committee).
•	$7,000 for serving on each of the Compensation, SH&E or Governance Committees (plus another $10,000 for serving as Chair of the Compensation, SH&E or Governance Committees).
•	$110,000 for serving as Non-Executive Chairman of the Board of Directors.

Cash compensation is paid quarterly and, when Committee membership changes during a quarter, is pro-rated to reflect service during that quarter.

Stock Compensation

Under our Non-Employee Directors’ Stock Compensation Plan (the “Directors’ Stock Plan”), each non-employee director is eligible to receive each calendar year shares of Cabot common stock as a portion of his or her compensation for services to be performed in that year. The number of shares awarded is set each year by the Governance Committee. For calendar 2014, the Governance Committee approved an award of shares with a value of $75,000 (1,451 shares) to each non-employee director whose term of office continued after the 2014 Annual Meeting of Stockholders. Gautam Kaji, who retired at the 2014 Annual Meeting, received a pro-rated grant of 363 shares. The closing price of our common stock on January 10, 2014, the date such shares were granted, was $51.69. Dr. Wolfgruber, who was elected to the Board effective

September 12, 2014, received a pro-rated grant of 462 shares on September 12, 2014. The closing price of our common stock on September 12, 2014 was $54.20.

As of January 16, 2015, there were 104,953 shares available for issuance under the Directors’ Stock Plan. We are asking shareholders to approve a new Directors’ Stock Plan in Proposal 3 beginning on page 52 of this Proxy Statement.

We believe that it is desirable for directors to have an equity interest in Cabot and we encourage all directors to own a reasonable amount of Cabot stock to align director and stockholder interests and to enhance a director’s long-term perspective. Accordingly, our Corporate Governance Guidelines require non-employee directors to have an equity ownership in Cabot of at least 10,000 shares. It is expected that this ownership interest will generally be achieved within a five-year period beginning when a director is first elected to the Board. For purposes of determining a director’s compliance with this ownership requirement, any deferred shares are considered owned by the director. In addition, each non-employee director is required to retain the shares granted in any given year for a period of three years from the date of issuance or until the director’s earlier retirement.

Reimbursement of Certain Expenses; Charitable Giving

Our Corporate Governance Guidelines state that Cabot will not provide retirement or other benefits or perquisites to non-employee directors. Directors, however, are reimbursed for reasonable travel and out-of-pocket expenses incurred in connection with attending Board and Committee meetings and are covered by Cabot’s travel accident insurance policy for such travel.

Upon Mr. Kaji’s retirement from the Board of Directors and in recognition for his many years of service, we made a contribution totaling $25,000 on his behalf to several charities that he selected.

Deferred Compensation

Under the Cabot Corporation Non-Employee Directors’ Deferral Plan (the “Deferred Compensation Plan”), directors can elect to defer receipt of any cash compensation payable in a calendar year for a period of at least three

8    CABOT CORPORATION

2015 PROXY STATEMENT

Director Compensation (continued)

years or until they cease to be members of the Board of Directors. In any year, these deferred amounts are, at the director’s choice, either (i) credited with interest at a rate equal to the Moody’s Corporate Bond Rate for the month of November prior to the beginning of the applicable year or (ii) treated as invested in Cabot phantom stock units, based on the market price of shares of Cabot common stock at the time of deferral (with phantom dividends being accrued and treated as if reinvested in Cabot phantom stock units). Mr. Enriquez, Mr. McCance and Dr. Wolfgruber elected to defer receipt of their calendar year 2014 cash compensation and treat the deferred amounts as invested in Cabot phantom stock units. Mr. Kirby elected to defer receipt of his calendar year 2014 cash compensation and have it credited with interest at a rate equal to the Moody’s Corporate Bond Rate. The Moody’s Corporate Bond Rate used to calculate interest during calendar year 2014 was 4.91%.

Under the Deferred Compensation Plan, directors also may defer receipt of the shares of common stock issuable to them under the Directors’ Stock Plan. For each share of stock deferred, a director is credited with one Cabot phantom stock unit to a notional account created in the director’s name. Dividends that would otherwise be payable on the deferred shares accrue in the account and are credited with interest at a rate equal to the Moody’s Corporate Bond Rate for the month of November prior to the beginning of the year. The rate used to calculate interest during calendar year 2014 was 4.91%. At the end of the deferral period, the deferred shares of Cabot common stock are issued to the director, along with the accrued cash dividends and interest earned, either in one issuance or in installments over a period of up to ten years, as selected by the director. Messrs. Enriquez, Kirby, McCance and McGillicuddy, and Drs. Schmitz and Wolfgruber elected to defer their calendar year 2014 stock awards.

Director Compensation Table

The following table sets forth the compensation earned by our non-employee directors in fiscal 2014:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	Total ($)
John S. Clarkeson	99,000	75,002	668	174,670
Juan Enriquez	98,000	75,002	671	173,673
Gautam S. Kaji	49,000	18,763	—	67,763
William C. Kirby	91,000	75,002	2,219	168,221
Roderick C.G. MacLeod	98,000	75,002	—	173,002
Henry F. McCance	99,000	75,002	671	174,673
John K. McGillicuddy	123,000	75,002	266	198,268
John F. O’Brien	192,000	75,002	—	267,002
Sue H. Rataj	93,500	75,002	—	168,502
Ronaldo H. Schmitz	89,000	75,002	837	164,839
Lydia W. Thomas	108,000	75,002	—	183,002
Matthias L. Wolfgruber	7,416	25,040	—	32,456
Mark S. Wrighton	89,000	75,002	7,104	171,106

1.	Cash compensation has been pro-rated to reflect changes in Board and Committee service that occurred during the fiscal year. The amounts reported in this column for Messrs. Enriquez, Kirby and McCance, and Dr. Wolfgruber were deferred under the Deferred Compensation Plan described above.
2.	Reflects the grant date fair value of shares of stock granted to each non-employee director computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value was calculated by multiplying the number of shares granted to the director by the closing price of our common stock on the date of grant, which, for all except Dr. Wolfgruber, was January 10, 2014 ($51.69). The grant date for Dr. Wolfgruber’s grant was September 12, 2014 ($54.20). The stock awards reported in this column for Messrs. Enriquez, Kirby, McCance and McGillicuddy and Drs. Schmitz and Wolfgruber were deferred under the Deferred Compensation Plan described above.
3.	Represents above-market interest (the portion exceeding 120% of the applicable long-term rate) on compensation that has been deferred under the Deferred Compensation Plan by Messrs. Clarkeson, Enriquez, Kirby, McCance and McGillicuddy and Drs. Schmitz and Wrighton.

CABOT CORPORATION    9

2015 PROXY STATEMENT

Proposal 1 — Election of Directors

Director Qualifications

The Governance Committee identifies candidates for election to the Board of Directors; reviews their skills, qualifications and experience; and recommends nominees for director to the Board for approval.

We believe that potential directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. In addition to reviewing a candidate’s background and accomplishments, candidates are evaluated in the context of the current composition of the Board of Directors and the evolving needs of our businesses. It is the Board’s policy that at all times at least a majority of the Board’s members must be independent under Cabot’s Corporate Governance Guidelines. It is also the Board’s policy that the Board as a whole reflect a range of talents, skills, diversity and expertise, particularly in the areas of (i) management, (ii) strategic planning, (iii) accounting and finance, (iv) domestic and international markets, (v) corporate governance, and (vi) the specialty chemicals and related industries sufficient to provide sound and prudent guidance about Cabot’s operations and interests.

In addition, the desired attributes of individual directors are (i) integrity and demonstrated high ethical standards; (ii) sound judgment; (iii) demonstrated leadership; (iv) knowledge, experience and skills in at least one specialty area, such as corporate management, accounting or finance, marketing, manufacturing, technology, information systems, international business or the specialty chemicals industry; (v) compassion; (vi) willingness and ability to work with other members of the Board openly and constructively; (vii) the ability to communicate clearly and persuasively; and (viii) diversity of origin, background, experience and thought. We believe that it is valuable to have a diverse Board that is representative of our global business, customers, employees and stockholders. The Governance Committee implements and assesses the effectiveness of this practice by considering each Board member’s professional experience, background, education, skill, age, race, gender and national origin when selecting nominees for director. We also require that our Board members be able to dedicate the time sufficient to ensure the diligent performance of their duties on our behalf.

Board of Directors

Our Board of Directors currently has thirteen members and is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires.

Four directors are proposed to be elected at the 2015 Annual Meeting. The terms of John F. McGillicuddy, John F. O’Brien, Lydia W. Thomas and Mark S. Wrighton expire this year and our Board of Directors has nominated each of them for a three-year term that will expire at the annual meeting in 2018. All of them are current directors and have been elected by stockholders at previous annual meetings.

On the recommendation of certain of the non-management directors, and the further recommendation of the Governance Committee, effective September 12, 2014, the Board elected Dr. Wolfgruber a director in the class whose terms expire at the 2016 Annual Meeting of Stockholders. Also effective September 12, 2014, the Board appointed Dr. Wolfgruber to the Board’s Compensation Committee and SH&E Committee.

Upon the election of the nominated directors and the resignation of Mr. Clarkeson in accordance with the Board’s retirement policy for non-employee directors, Cabot’s Board of Directors will have twelve members. We expect that all of the nominees will be available for election, but if any of the nominees is not available at the time of the 2015 Annual Meeting, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, if no substitute nominees are identified by the Board, proxies will be voted for a lesser number of nominees. In no event will the proxies be voted for more than four nominees.

Vote Required

A nominee will be elected to the Board of Directors if the votes properly cast “for” his or her election exceed the votes properly cast “against” such nominee’s election.

Recommendation

The Board of Directors recommends that you vote “FOR” the election of its four nominees.

10    CABOT CORPORATION

2015 PROXY STATEMENT

Proposal 1 — Election of Directors (continued)

Certain Information Regarding Directors

In addition to the information presented below regarding the specific experience, qualifications, attributes and skills that qualify the nominees and the directors whose terms of office will continue after the 2015 Annual Meeting to serve as a director of the Company, all of the nominees and directors have a reputation for honesty, integrity, sound judgment and adherence to high ethical standards. Each of the nominees and directors has demonstrated the willingness and ability to make the significant commitment of time and energy to serve on our Board and its Committees, and to engage management and each other openly and constructively.

Juan Enriquez

Age: 55

Committee Memberships: Audit, SH&E

Director since: 2005

Term of Office Expires: 2017

Business Experience: Mr. Enriquez has served as Chairman of the Board of Directors and Chief Executive Officer of Biotechonomy Ventures, a life sciences research and investment firm, since 2003 and Managing Director of Excel Venture Management, a life sciences investment company, since March 2008. Prior to that, Mr. Enriquez served as Director of the Life Science Project at Harvard Business School from 2001 to 2003. He is also a member of the Board of Directors of various start-up companies. Mr. Enriquez’s background and experience in technology ventures has provided him the opportunity to develop significant expertise in technology, start-up companies, and international business matters, which makes him well qualified to serve on the Board. Mr. Enriquez brings to the Board the extensive leadership experience he gained through his involvement in Biotechonomy Ventures and Excel Venture Management.

William C. Kirby

Age: 64

Committee Memberships: Audit

Director since: 2012

Term of Office Expires: 2017

Business Experience: Mr. Kirby is the Spangler Family Professor of Business Administration at the Harvard Business School and T.M. Chang Professor of China Studies at Harvard University, positions he has held since July 2008. Since July 2006, he has also been a Harvard University Distinguished Service Professor and Chairman of the Harvard China Fund. A Harvard faculty member since 1992, Mr. Kirby has served as Chair of Harvard’s History Department, Director of the Harvard University Asia Center, Dean of the Faculty of Arts and Sciences and Director of John K. Fairbanks Center for Chinese Studies. Mr. Kirby also serves on the Board of Directors of The China Fund, Inc., a non-diversified closed-ended management investment company, and The Taiwan Fund, Inc., a diversified closed-ended management investment company. Mr. Kirby brings to the Board his extensive knowledge and experience regarding the business, economic and political environment in China gained during his more than twenty year tenure at Harvard University.

CABOT CORPORATION    11

2015 PROXY STATEMENT

Proposal 1 — Election of Directors (continued)

Roderick C.G. MacLeod

Age: 64

Committee Memberships: Audit, SH&E

Director since: 1998

Term of Office Expires: 2016

Business Experience: Mr. MacLeod is a Principal of Waverley Investments Ltd., a private equity investment company, a position he has held since co-founding the company in 1999, and a Principal of St. Martins Finance Ltd., a private equity investment company, since co-founding the company in 1985. Prior to his current positions, Mr. MacLeod served as General Manager for Business Development for Adia S.A. (now Adecco S.A.), a human resources company, from 1980 to 1991. Through Mr. MacLeod’s tenure on our Board of Directors, he has developed an extensive knowledge of the Company and the specialty chemicals industry. As a qualified chartered accountant, Mr. MacLeod brings to the Board his expertise in business and accounting and finance matters, which he gained through his substantial experience in private equity.

Henry F. McCance

Age: 71

Committee Memberships: Compensation (Chair), Executive, Governance

Director since: 2005

Term of Office Expires: 2017

Business Experience: Mr. McCance is Chairman Emeritus of Greylock Partners, a private venture capital firm, a position he has held since January 2008. Mr. McCance joined Greylock in 1969 and served as President from 1990 until January 2008 and Chairman of the Board of Directors from 1997 until January 2008. Mr. McCance also served as a member of the Investment Committee of Yale University from 2003 to June 2011. During his tenure with Greylock Partners, Mr. McCance provided significant leadership to the firm’s numerous equity investments and oversaw the firm’s strategic direction, skills which make him uniquely qualified to serve on our Board. He has served on the boards of, and led the firm’s investment in, numerous public and private companies, where he developed substantial expertise with regard to accounting and finance, management, strategic planning and domestic and international markets and business.

John K. McGillicuddy (Nominee for Election)

Age: 71

Committee Memberships: Audit (Chair), Governance

Director since: 2008

Term of Office Expires: 2015

Business Experience: Mr. McGillicuddy was a partner with KPMG LLP, a public accounting firm, from 1975 until his retirement in 2000. During his tenure with KPMG, he served as an audit partner, SEC reviewing partner and in various management positions. Mr. McGillicuddy is also a member and past Chairman of the Board of Directors of Watts Water Technologies, Inc., a manufacturer of water safety and flow control products, and a member of the Board of Directors of Brooks Automation, Inc., a worldwide provider of automation, vacuum and instrumentation solutions to the global semiconductor and related industries. He is a former chairman of the Better Business Bureau of Massachusetts. Mr. McGillicuddy brings to the Board his substantial expertise in accounting and finance matters, which he gained during his more than 25 years of experience in public accounting. In serving on the boards and committees of several public companies, Mr. McGillicuddy has developed significant experience and skills in corporate governance, financial reporting and public company leadership.

12    CABOT CORPORATION

2015 PROXY STATEMENT

Proposal 1 — Election of Directors (continued)

John F. O’Brien Non-Executive Chairman of the Board (Nominee for Election)

Age: 71

Committee Memberships: Executive (Chair), Governance

Director since: 1990

Term of Office Expires: 2015

Business Experience: Mr. O’Brien was Chief Executive Officer and President of Allmerica Financial Corporation (now known as The Hanover Insurance Group, Inc.), an insurance and diversified financial services company, from 1995 until his retirement in 2002. From 1989 until 2002, Mr. O’Brien also served as President and Chief Executive Officer of First Allmerica Financial Life Insurance Company, Chairman of the Board of Directors of Allmerica Investment Trust and Chairman of the Board of Directors of Allmerica Securities Trust. Mr. O’Brien is also a member of the Board of Directors of LKQ Corporation, a nationwide provider of recycled auto parts; a family of mutual funds managed by BlackRock, Inc. an investment management advisory firm; and the lead director of The TJX Companies, Inc., an off-price retailer of apparel and home fashions in the U.S. and worldwide. Mr. O’Brien’s tenure as Chief Executive Officer and President of a Fortune 500 insurance company and significant leadership and management experience provides him with substantial knowledge and skills with respect to strategic planning, accounting and finance, and corporate governance and makes him uniquely qualified to serve as Non-Executive Chairman of the Board. In addition, his service as lead director of The TJX Companies and a member of the boards of LKQ and BlackRock gives him extensive experience in leadership, management and corporate governance matters.

Patrick M. Prevost

Age: 59

Committee Memberships: Executive

Director since: 2008

Term of Office Expires: 2017

Business Experience: Mr. Prevost joined Cabot in January 2008 as President and Chief Executive Officer. Prior to joining Cabot, since October 2005, Mr. Prevost served as President, Performance Chemicals, of BASF AG, an international chemical company. Prior to that, he was responsible for BASF Corporation’s Chemicals and Plastics business in North America. Before joining BASF in 2003, he held senior management positions at BP and Amoco. Mr. Prevost is a member of the Board of Directors of General Cable Corporation, a global leader in copper, aluminum and fiber optic wire and cable products. Mr. Prevost is also a member of the Board of Directors of the American Chemistry Council, a trade association representing the business of chemistry at the global, national and state levels. As Cabot’s President and Chief Executive Officer, Mr. Prevost has a strong understanding of Cabot’s business and is uniquely qualified to serve on the Board of Directors. Mr. Prevost has substantial experience in the chemicals industry, which has provided him with a deep knowledge of technology, international business, strategic planning and manufacturing.

CABOT CORPORATION    13

2015 PROXY STATEMENT

Proposal 1 — Election of Directors (continued)

Sue H. Rataj

Age: 58

Committee Memberships: Compensation, SH&E

Director since: 2011

Term of Office Expires: 2016

Business Experience: Ms. Rataj was Chief Executive, Petrochemicals for BP, a global energy company, from April 2008 until her retirement in April 2011, with global responsibility for BP’s petrochemicals operations. Prior to that, Ms. Rataj held a variety of senior management positions with BP, most recently serving as Group Vice President, Refining and Marketing from July 2007 until April 2008. Ms. Rataj is also a member of the Supervisory Board of Bayer AG, a global enterprise with core competencies in the fields of health care, nutrition and high-tech materials. During her tenure with BP, Ms. Rataj gained significant expertise in SH&E and risk management and accounting and finance matters, particularly in the context of a chemicals company. She also brings substantial leadership and management experience to the Board of Directors.

Ronaldo H. Schmitz

Age: 76

Committee Memberships: Compensation, SH&E

Director since: 2001

Term of Office Expires: 2016

Business Experience: Dr. Schmitz was Executive Director of the Deutsche Bank Group and served as a member of the Board of Directors from 1991 until his retirement in 2000. Prior to joining Deutsche Bank AG as Executive Vice President in 1990, Dr. Schmitz served as a member of the Board of Managing Directors at BASF AG, an international chemical company, from 1980 to 1990. Dr. Schmitz is a member of the Supervisory Board of Sick AG, a producer of sensors and sensor solutions for industrial applications in factory, logistics and process automation. He previously served on the boards of GlaxoSmithKline plc, a pharmaceutical and healthcare company, Rohm and Haas Company, now a wholly-owned subsidiary of The Dow Chemical Company, and Legal & General Group plc, a provider of insurance, investment management and financial services. Dr. Schmitz brings his extensive international leadership experience to the Board of Directors. During his tenure at the Deutsche Bank Group, Dr. Schmitz developed a deep understanding of accounting and finance matters and international markets. Dr. Schmitz’s service with BASF AG and Rohm and Haas Company contributed to his extensive knowledge of the chemicals industry. In addition, he has gained particular insight into matters relating to public company oversight from his service on numerous public company boards of directors.

14    CABOT CORPORATION

2015 PROXY STATEMENT

Proposal 1 — Election of Directors (continued)

Lydia W. Thomas (Nominee for Election)

Age: 70

Committee Memberships: Audit, SH&E (Chair)

Director since: 1994

Term of Office Expires: 2015

Business Experience: Dr. Thomas has served as a Trustee of Noblis, a nonprofit science, technology and strategy organization, since October 2008 and previously served as President and Chief Executive Officer from 1996 until her retirement in 2007 and as a consultant from October 2007 until October 2008. Prior to Noblis, Dr. Thomas held several executive positions, including Senior Vice President and General Manager, Vice President and Technical Director, at The MITRE Corporation, a not-for-profit organization that provides systems engineering, risk management, research and development, and information technology support to government agencies. Dr. Thomas is a member of the Senior Advisory Board of the Northern Virginia Technology Council, a membership association for the technology community in Northern Virginia, and a member of the Board of Directors of Mueller Water Products, Inc., a manufacturer and marketer of infrastructure and flow control products for use in water distribution networks and treatment facilities. She also serves as a member of the Homeland Security Advisory Council to the Secretary of Homeland Security, a Trustee of INOVA Health System, a Trustee of the Washington Mutual Investors Fund and as a member of the Council on Foreign Relations. She previously served as Vice Chair of the Board of Trustees of George Washington University. Dr. Thomas brings her significant leadership experience and accounting and finance skills gained while serving in executive positions at Noblis and The MITRE Corporation to the Board of Directors. During her tenure on the SH&E Committee, Dr. Thomas has demonstrated her expertise in safety and environmental matters. In addition, Dr. Thomas’ substantial knowledge relating to information systems and risk management makes her well qualified to serve as a member of the Audit Committee and Chair of the SH&E Committee.

Matthias Wolfgruber

Age: 60

Committee Memberships: Compensation, SH&E

Director since: 2014

Term of Office Expires: 2016

Business Experience: Dr. Wolfgruber is Chief Executive Officer of Altana AG, a specialty chemicals company, a position he has held since 2007. He joined Altana in 2002, as President and CEO of Altana Chemie AG and a member of the management board of Altana AG. Prior to joining Altana, he held a number of management positions at Wacker-Chemie in the U.S. and Europe from 1985 through 2002. Dr. Wolfgruber is a member of the Supervisory Board of Grillo-Werke AG, a manufacturer and supplier of zinc alloy products and chemicals, and Elantas Beck India Ltd., a public company of which the Altana Group owns a majority of the shares that specializes in specialty chemicals for the electrical insulation and construction industries. During his tenure at Altana, Dr. Wolfgruber has led the company through strategic investments and acquisitions. He brings his extensive leadership and significant experience managing specialty chemicals businesses with global operations to the Board of Directors.

CABOT CORPORATION    15

2015 PROXY STATEMENT

Proposal 1 — Election of Directors (continued)

Mark S. Wrighton (Nominee for Election)

Age: 65

Committee Memberships: Compensation, SH&E

Director since: 1997

Term of Office Expires: 2015

Business Experience: Dr. Wrighton has served as Chancellor of Washington University in St. Louis since 1995. Prior to 1995, Dr. Wrighton was a faculty member at the Massachusetts Institute of Technology for 23 years where he served as head of the chemistry department from 1987 to 1990, and as Provost from 1990 to 1995. Dr. Wrighton is a member of the Board of Directors of Brooks Automation, Inc., a worldwide provider of automation, vacuum and instrumentation solutions to the global semiconductor and related industries, and Corning, Inc., a specialty glass and ceramics company. Dr. Wrighton brings to the Board his extensive scientific knowledge and understanding of complex technology gained during his more than thirty years of experience as a professor, chemist and research scientist. As the chancellor of a major research university, Dr. Wrighton has developed significant management and leadership experience. In addition, Dr. Wrighton’s service on numerous public company boards provides him with a deep understanding of matters relating to public company management and oversight.

16    CABOT CORPORATION

2015 PROXY STATEMENT

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that address the following matters, among others: director qualifications and independence, Board Committees, director retirement, director compensation, Board performance evaluations, Board and Committee meetings, access to senior management, CEO evaluation and succession planning. The Corporate Governance Guidelines are posted on our website (www.cabotcorp.com) under the heading “Company — About Cabot — Governance — Resources.”

Director Independence

Our Board of Directors, upon the recommendation of its Governance Committee, has determined that each of Cabot’s non-management directors who served as a director during the fiscal year is “independent” under the Board’s director independence standards as detailed in our Corporate Governance Guidelines. The Governance Committee annually reviews the independence of all directors and reports its finding to the full Board. To assist in this review, the Board has adopted director independence guidelines. In the event a director has a relationship that is not addressed by the independence guidelines, the Governance Committee evaluates the relevant facts and circumstances of the relationship and makes a recommendation to the full Board of Directors about whether the relationship constitutes a material relationship with Cabot. After examining all known relationships between the directors and Cabot, the Board concluded that none of the non-management directors who served as directors during the fiscal year had a material relationship with Cabot.

In evaluating and determining the independence of the non-management directors, the Board considered the following:

Mark S. Wrighton is Chancellor of Washington University in St. Louis (“WUSTL”). Since 2006, Cabot Corporation Foundation has made an annual $60,000 contribution to support a scholar in an MBA or PhD program in WUSTL’s McDonnell International Scholars Academy. To qualify for the McDonnell International Scholars Academy, the candidate must have earned an undergraduate degree from a partner research university in Asia and be a candidate for a graduate or professional degree in any program in WUSTL. While Cabot is able to indicate to WUSTL its candidate preference,

WUSTL selects the scholar. It is expected that the scholar will have an opportunity to spend time at Cabot facilities in the United States. Through its association with WUSTL as a founding partner in the development of the Academy, Cabot benefits by having access to the partner research universities and exposure at various times to a talented group of students at the Academy, which may create hiring opportunities for Cabot. In fiscal 2013, the Foundation renewed this support, and pledged to make an annual $60,000 contribution for five years of study by a PhD student. The Board determined that the contributions to WUSTL would not impair Chancellor Wrighton’s independence or judgment given that the total amount contributed by Cabot will be less than 1% of the total contributions made to WUSTL during WUSTL’s 2014 fiscal year. Further, Chancellor Wrighton has no personal interest in, nor receives any personal benefit from, these contributions.

Transactions with Related Persons

Policy and Procedures for the Review of Related Person Transactions

Our Board has adopted a written policy for the review and approval or ratification of transactions involving related persons. “Related persons” consist of any person who is or was (since the beginning of the fiscal year) a director, nominee for director or executive officer of Cabot, any greater than 5% stockholder of Cabot and the immediate family members of any of those persons. The Governance Committee is responsible for applying the policy with the assistance of our General Counsel.

Transactions covered by the policy consist of any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships in which (1) the aggregate amount involved will or may be expected to exceed $100,000 with respect to any fiscal year, (2) Cabot is a participant and (3) any related person has or will have a direct or indirect interest, other than solely as a result of being a director or a less than 10% beneficial owner of another entity (an “interested transaction”). Under the policy, the following interested transactions have a standing pre-approval from the Governance Committee, even if the aggregate amount is greater than $100,000:

•	Certain sales of stock by executive officers to Cabot. (1) Sales of Cabot stock by an executive officer

CABOT CORPORATION    17

2015 PROXY STATEMENT

Corporate Governance (continued)

(including the CEO) to Cabot pursuant to the terms of our long-term incentive program or (2) other sales by executive officers (excluding the CEO) provided that the sale has been approved by our CEO, the per share purchase price is the fair market value of our common stock on the date of sale, the proceeds from the sale to the executive officer do not exceed $500,000, and the sale does not take place during a quarterly blackout period.

•

Certain transactions with other companies. Any transaction between Cabot and another company if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company’s total revenues, or any transaction where Cabot is indebted to another company if the total amount of Cabot’s indebtedness to the other company does not exceed 1% of that company’s total consolidated assets. In both cases, the pre-approval applies if the related person’s only relationship is as an employee (other than executive officer), director or beneficial owner of less than 10% of the other company’s shares.

•

Employment of executive officers; director compensation. Any employment by Cabot of an executive officer if the related compensation is required to be reported in our proxy statement or if the compensation was approved by our Compensation Committee. Any compensation paid to a director if the compensation is required to be reported in our proxy statement.

•

Other transactions. Competitively bid or regulated public utility services transactions; transactions involving trustee-type services; and transactions where the related person’s interest arises solely from the ownership of our common stock and all common stockholders received the same benefit on a pro rata basis.

Each interested transaction by a related person that does not have standing pre-approval under the policy should be reported to our General Counsel for presentation to the Governance Committee for approval before its consummation or for ratification, if necessary, after its consummation. The Chair of the Governance Committee has the authority to pre-approve or ratify (as applicable) any interested transaction with a related person in which the aggregate amount involved is expected to be less than $500,000. In determining whether to approve or ratify an interested transaction, the Governance Committee and the Chair may take into account such factors as they deem appropriate, which may include whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Transactions with Related Persons

Since the beginning of fiscal 2014, Cabot and its subsidiaries had no transactions, nor are there any currently proposed transactions in which Cabot or its subsidiaries was or is to be a participant, in which the amount involved exceeds $120,000 and any related person (as defined above) had or will have a direct or indirect material interest reportable under SEC rules, except as described below.

Under our long-term equity incentive program, employees are permitted to satisfy withholding taxes that may be due upon vesting or settlement of shares of time-based and performance-based restricted stock units by having Cabot withhold shares otherwise issuable upon vesting or settlement with a value equal to the withholding tax obligation. These shares are valued at a per share price equal to the closing price of Cabot common stock on the date the units vest or, in the case of performance-based restricted stock units, the units are settled. In accordance with this program, Cabot withheld from each of our executive officers shares of Cabot common stock to satisfy withholding tax obligations on the time-based restricted stock units that vested on November 12, 2013 and November 11, 2014 (at a per share price of $48.09 and $47.05, respectively) and the performance-based restricted stock units that settled on November 25, 2013 and November 24, 2014 (at a per share price of $48.93 and $46.88, respectively).

18    CABOT CORPORATION

2015 PROXY STATEMENT

Corporate Governance (continued)

The following table shows the dollar value of Cabot common stock Cabot withheld from each executive officer to satisfy these withholding tax obligations:

Name of Executive Officer	Value of Shares Withheld on November 12, 2013	Value of Shares Withheld on November 25, 2013	Value of Shares Withheld on November 11, 2014	Value of Shares Withheld on November 24, 2014
Patrick M. Prevost	$629,113	$745,987	$747,342	$464,018
Eduardo E. Cordeiro	$147,444	$174,876	$181,801	$112,887
David A. Miller	$101,855	$120,808	$161,570	*
Brian A. Berube	$108,154	$128,246	$131,317	$81,524
Sean D. Keohane	$108,154	$128,246	$151,501	$94,041
Nicholas S. Cross	**	**	$93,724	$58,225

*	David A. Miller ceased to be a Cabot employee on November 21, 2014 and, as a result, was no longer an executive officer on November 24, 2014.
**	Nicholas S. Cross was appointed Executive Vice President and identified as an executive officer of the Company effective November 18, 2014.

In addition, Cabot withheld from Mr. Prevost shares of Cabot common stock with a value of $530,076 (at a per share price of $54.20) to satisfy withholding tax obligations in connection with the vesting of time-based restricted stock units on September 13, 2014. As described in detail under “Director Independence” above, we have made certain payments to Washington University in St. Louis where Dr. Wrighton is Chancellor. The Governance Committee determined that Dr. Wrighton did not have a direct or indirect material interest in the payments made by Cabot to WUSTL.

Non-Executive Chairman of the Board; Executive Sessions

John F. O’Brien serves as Non-Executive Chairman of the Board. Although our Corporate Governance Guidelines do not require that our Chairman and Chief Executive Officer positions be separate, our Board believes that this leadership structure is appropriate at this time because it allows our Chief Executive Officer to focus on the strategic and operational aspects of our business, while allowing the Non-Executive Chairman of the Board to provide independent leadership of the Board. Our Board recognizes that future circumstances may lead it to change the leadership structure depending on Cabot’s needs at the time, and as such, believes that it is important to retain flexibility. In the future, if the Chief Executive Officer also serves as Chairman of the Board, our Corporate Governance Guidelines require that an independent director be appointed annually as lead director to lead the executive sessions of the non-management directors at Board meetings.

The Non-Executive Chairman of the Board is charged primarily with:

•	presiding over meetings of our Board and stockholders, including executive sessions of the non-management directors;
•	serving as an ex-officio member of each Board committee of which he is not a member and, upon invitation, attending those committee meetings where possible;
•	establishing an agenda for each Board meeting in collaboration with our CEO and meeting with our CEO following each meeting to discuss any open issues and follow-up items;
•	facilitating and coordinating communication among the non-management directors and our CEO and an open flow of information between management and our Board;
•	in collaboration with the Governance Committee, leading our Board’s annual performance review;
•	meeting with each non-management director at least annually;
•	providing assistance to our CEO by attending selected internal business management meetings and meeting with our CEO as necessary;
•	coordinating the periodic review of management’s strategic plan;
•	in collaboration with the Compensation Committee, leading our Board’s review of the succession plans for our CEO and key senior management and coordinating such officers’ annual performance reviews;
•	working with management on effective stockholder communication; and
•	performing such other duties and services as our Board may require.

CABOT CORPORATION    19

2015 PROXY STATEMENT

Corporate Governance (continued)

Director Attendance at Annual Meeting

Recognizing that director attendance at the annual meeting can provide our stockholders with an opportunity to communicate with Board members about issues affecting Cabot, we actively encourage our directors to attend the annual meeting. In 2014, all of our directors whose term of office continued after the annual meeting attended the annual meeting.

Code of Business Ethics

We have adopted a code of ethics that applies to all of our employees and directors, including the Chief Executive Officer, the Chief Financial Officer, the Controller and other senior financial officers. The Code of Business Ethics is posted on our website (www.cabotcorp.com) under the caption “Company — About Cabot — Code of Business Ethics.”

Communications with the Board

Stockholders or other interested parties wishing to communicate with the Board, the non-management directors or any individual director may contact the Non-Executive Chairman of the Board by calling 1-800-853-7602; by sending an email through our website using the link that is located under the caption “Company — About Cabot — Governance — Contact the Board of Directors”; or by writing to Cabot Corporation Board of Directors, c/o Alertline Anonymous, P.O. Box 3767, 13950 Ballantyne Corporate Place, Suite 300, Charlotte, North Carolina 28277.

Anyone who has a complaint or concern regarding our accounting, internal accounting controls or auditing matters may communicate that concern to the Chair of the Audit Committee by calling 1-800-853-7602; by sending an email through our website using the link that is located under the caption “Company — About Cabot — Governance — Contact the Board of Directors”; or by writing to Cabot Corporation Audit Committee, c/o Alertline Anonymous, P.O. Box 3767, 13950 Ballantyne Corporate Place, Suite 300, Charlotte, North Carolina 28277. All communications to the Board of Directors or the Audit Committee will also be sent to Cabot’s Office of Compliance.

Governance Committee Processes for Director Nominations

Process for Identifying and Evaluating Director Nominees

Generally, the Governance Committee identifies candidates for election to the Board of Directors through the business and other networks of the directors and management. The Committee may also solicit recommendations for director nominees from third-party search firms or any other source it deems appropriate. The Governance Committee’s review and evaluation of a candidate generally includes inquiries as to the candidate’s reputation and background, examination of the candidate’s experience and skills in relation to the Board’s requirements at the time, consideration of the candidate’s independence as measured by the Board’s independence standards, and any other considerations that the Governance Committee deems appropriate. Candidates recommended by our stockholders are evaluated on the same basis as candidates recommended by our directors, management, third-party search firms or other sources.

Procedures for Stockholders to Recommend Director Nominees

The Governance Committee will consider director candidates recommended by stockholders. A stockholder should notify the Company’s Secretary in writing at Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts 02210, of a proposed candidate. The notice to the Secretary should include:

•	the candidate’s name, age and address;
•	the candidate’s principal occupation or employment;
•	the class and number of shares of Cabot stock, if any, beneficially owned by the candidate;
•	the name and address of the stockholder as they appear on Cabot’s books;
•	the class and number of shares of Cabot stock directly or indirectly held of record, owned beneficially and represented by proxy by such stockholder as of the date of the notice; and
•	any other information regarding the candidate or stockholder that the stockholder wishes the Committee to consider.

Board Retirement Policy

The Board of Directors’ retirement policy for non-employee directors requires each director who is not a Cabot employee to submit his or her resignation to the Board prior to, and effective at, the annual meeting of stockholders next following the calendar year of such director’s seventy-second birthday. The Board is authorized to make exceptions to this retirement policy for special circumstances involving the company.

The Board of Directors also has a retirement policy for employee directors that requires each employee director

20    CABOT CORPORATION

2015 PROXY STATEMENT

Corporate Governance (continued)

to submit his or her resignation to the Board (i) prior to and, if accepted, effective at the annual meeting of stockholders following the calendar year of such director’s sixty-fifth birthday, or (ii) if the director ceases to be an employee of Cabot prior to such annual meeting, no later than the date of and, if accepted, effective upon the termination of such director’s employment with Cabot. Each resignation submitted pursuant to this policy is required to specifically state that the resignation is to be effective only upon acceptance by the Board of Directors. In each case, the Governance Committee will consider the resignation and make a recommendation to the Board. If a resignation submitted pursuant to this policy is not accepted, the employee director is thereafter required to submit his or her resignation annually to the Board of Directors for consideration.

CABOT CORPORATION    21

2015 PROXY STATEMENT

Beneficial Stock Ownership of Directors, Executive Officers and Persons Owning More Than Five Percent of Common Stock

The following table shows the amount of Cabot common stock beneficially owned as of January 16, 2015 (unless otherwise indicated) by each person known by Cabot to beneficially own more than 5% of our outstanding common stock, by each director of Cabot, by each of our named executive officers and by all directors, nominees for director and executive officers of Cabot as a group. Unless otherwise indicated, each person has sole investment and voting power over the securities listed in the table.

Name	Total Number of Shares(1)		Percent of Class(2)
Holders of More than Five Percent of Common Stock
BlackRock, Inc.	5,696,026	(3)	8.9%
55 East 52nd Street
New York, NY
FMR LLC	3,962,039	(4)	6.2%
245 Summer Street
Boston, MA
Wellington Management Company, LLP	3,442,384	(5)	5.4%
280 Congress Street
Boston, MA
State Street Corporation	3,411,612	(6)	5.3%
One Lincoln Street
Boston, MA
Directors and Executive Officers
Brian A. Berube	72,044	(7)	*
John S. Clarkeson	33,142	(8)	*
Eduardo E. Cordeiro	79,348	(9)	*
Juan Enriquez	23,545	(10)	*
Sean D. Keohane	87,113	(11)	*
William C. Kirby	5,859	(12)	*
Roderick C.G. MacLeod	18,420	(13)	*
Henry F. McCance	21,445	(14)	*
John K. McGillicuddy	13,945	(15)	*
David A. Miller	95,525	(16)	*
John F. O’Brien	45,045		*
Patrick M. Prevost	783,474	(17)	1.2%
Sue H. Rataj	7,905		*
Ronaldo H. Schmitz	32,445	(18)	*
Lydia W. Thomas	34,845	(19)	*
Matthias L. Wolfgruber	2,200	(20)	*
Mark S. Wrighton	36,145	(21)	*
Directors and executive officers as a group (17 persons)	1,338,258	(22)	2.1%

*	Less than one percent.
1.	For Cabot’s named executive officers the number includes shares of Cabot common stock held for their benefit by the trustee of Cabot’s 401(k) Plan. The shares of common stock allocated to the accounts of Cabot’s named executive officers in the 401(k) Plan constitute less than 1% of our common stock.
2.	The calculation of percentage of ownership of each listed beneficial owner is based on 63,717,924 shares of Cabot common stock, which represents the number of shares outstanding on January 16, 2015, plus any shares that such individual or entity has the right to acquire within 60 days of January 16, 2015.
3.	Based on a Schedule 13G filed with the SEC on January 22, 2015 by BlackRock, Inc. (“BlackRock”). The Schedule 13G reports that BlackRock has sole voting power with respect to 5,264,247 shares and sole dispositive power with respect to 5,696,026 shares.

22    CABOT CORPORATION

2015 PROXY STATEMENT

Beneficial Stock Ownership of Directors, Executive Officers and Persons Owning More Than Five Percent of Common Stock (continued)

4.	Based on a Schedule 13G filed with the SEC on January 12, 2015 by FMR LLC (“FMR”). The Schedule 13G reports that FMR has sole voting power with respect to 257 shares and sole dispositive power with respect to 3,962,039 shares.
5.	Based on a Schedule 13G filed with the SEC on February 14, 2014 by Wellington Management Company, LLP (“Wellington”). The Schedule 13G reports that Wellington has shared voting power with respect to 2,756,459 shares and shared dispositive power with respect to 3,442,384 shares. The Schedule 13G also reports that the securities to which the Schedule relates are owned of record by clients of Wellington and Wellington may be deemed to beneficially own the shares in its capacity as investment advisor.
6.	Based on a Schedule 13G filed with the SEC on February 3, 2014 by State Street Corporation. The Schedule 13G reports that State Street Corporation has shared voting and dispositive power with respect to the shares.
7.	Includes 43,842 shares of common stock that Mr. Berube has the right to acquire within 60 days of January 16, 2015 upon the exercise of stock options and 8,077 shares of Cabot common stock held by the trustee for Cabot’s 401(k) Plan for his benefit.
8.	Includes 12,000 shares the receipt of which Mr. Clarkeson has deferred under applicable Cabot deferred compensation plans. Mr. Clarkeson has shared voting and investment power for 2,000 shares.
9.	Includes 49,645 shares of common stock that Mr. Cordeiro has the right to acquire within 60 days of January 16, 2015 upon the exercise of stock options and 9,457 shares of Cabot common stock held by the trustee for Cabot’s 401(k) Plan for his benefit.
10.	Includes 21,445 shares the receipt of which Mr. Enriquez has deferred under applicable Cabot deferred compensation plans. Mr. Enriquez has shared investment power for 2,100 shares.
11.	Includes 55,399 shares of common stock that Mr. Keohane has the right to acquire within 60 days of January 16, 2015 upon the exercise of stock options and 10,868 shares of Cabot common stock held by the trustee for Cabot’s 401(k) Plan for his benefit.
12.	Mr. Kirby has deferred receipt of these shares under applicable Cabot deferred compensation plans.
13.	Includes 6,675 shares held by Mr. MacLeod’s wife, who retains sole voting control over the shares. Mr. MacLeod disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
14.	Mr. McCance has deferred receipt of these shares under applicable Cabot deferred compensation plans.
15.	Mr. McGillicuddy has deferred receipt of these shares under applicable Cabot deferred compensation plans.
16.	Includes 75,075 shares of common stock that Mr. Miller has the right to acquire within 60 days of January 16, 2015 upon the exercise of stock options and 4,724 shares of Cabot common stock held by the trustee for Cabot’s 401(k) Plan for his benefit.
17.	Includes 590,641 shares of common stock that Mr. Prevost has the right to acquire within 60 days of January 16, 2015 upon the exercise of stock options and 7,660 shares of Cabot common stock held by the trustee for Cabot’s 401(k) Plan for his benefit.
18.	Includes 23,445 shares the receipt of which Dr. Schmitz has deferred under applicable Cabot deferred compensation plans.
19.	Includes 1,738 shares the receipt of which Dr. Thomas has deferred under applicable Cabot deferred compensation plans.
20.	Dr. Wolfgruber has deferred receipt of these shares under applicable Cabot deferred compensation plans.
21.	Includes 100 shares held by Dr. Wrighton’s wife, who retains sole voting control over the shares. Dr. Wrighton disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
22.	Shares of our common stock shown as being beneficially owned by directors and executive officers as a group includes 36,062 shares of Cabot common stock held by the trustee for Cabot’s 401(k) Plan for the benefit of Cabot’s executive officers.

CABOT CORPORATION    23

2015 PROXY STATEMENT

Executive Compensation

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis (“CD&A”) section included in this Proxy Statement. The Compensation Committee (referred to as the Compensation Committee or the Committee) has also reviewed and discussed the CD&A with members of management who are involved in the compensation process.

Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2014.

Henry F. McCance, Chair

John S. Clarkeson

Sue H. Rataj

Ronaldo H. Schmitz

Matthias L. Wolfgruber

Mark S. Wrighton

Compensation Discussion and Analysis

As context for our executives’ 2014 fiscal year compensation, we provide below highlights of Cabot’s performance for our 2014 fiscal year and a brief overview of decisions made with respect to executive compensation in fiscal 2014 and our compensation program. We then describe our compensation philosophy and objectives, the compensation setting process, elements of compensation, compensation earned and paid for fiscal 2014 and other compensation-related policies. For fiscal 2014, our named executive officers (NEOs) are Patrick M. Prevost, President and Chief Executive Officer, Eduardo E. Cordeiro, Executive Vice President and Chief Financial Officer, David A. Miller, former Executive Vice President and President, Reinforcement Materials Segment and Americas Region, Sean D. Keohane, Senior Vice President and President, Performance Materials Segment, and Brian A. Berube, Senior Vice President and General Counsel. Mr. Miller ceased to be a Cabot employee in November 2014. Mr. Keohane was appointed Executive Vice President and President of our Reinforcement Materials Segment at that time.

Executive Summary

Our Performance for Fiscal 2014. We had solid short-term results in fiscal 2014, and took actions in the year to pre-

pare our businesses for long-term growth and to create value for our shareholders.

•

We achieved a record level of adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) at $593 million, and our fifth consecutive year of improved EBITDA performance, and generated $3.43 in adjusted earnings per share (adjusted EPS), a 17% increase from fiscal 2013.

•

We generated strong cash flows, significantly from the success of our net working capital initiative, and were able to increase our dividend by 10%, repurchase shares with a value of $11 million, and reduce our debt by $226 million.

•

We further strengthened our global leadership positions in the industries we serve through our investments in capacity and emerging market expansion. We successfully commercialized our new carbon black plant in Xingtai, China, and acquired our joint venture partner’s share of our carbon black plant in Mexico (NHUMO).

•

We maintained our strong focus on innovation, and launched a number of new products for specialty applications such as fumed silica for adhesives, carbon additives for batteries, reinforcing materials for tire tread applications, specialty carbons and fumed silica additives for toners, and activated carbon for both sugar decolorization and oil and gas applications.

•	We made substantial progress in our commercial excellence initiative, improving engagement with our customers in all businesses and regions and alignment with their long-term strategies.
•

We maintained our leadership position among global chemical manufacturing companies in the area of safety, health and the environment (SH&E). We reduced our injury severity rate for the fifth straight year, further reduced our environmental non-conformances, and achieved more than 40% of our goal to reduce energy intensity by 10% by 2020 relative to a base year of 2005.

•

To ensure the long-term success of our Purification Solutions business, we developed our lignite mine in Texas to provide a dependable and long-term supply of high quality raw materials for this business, and made substantial progress in stabilizing the business’s manufacturing operations.

•	We completed the sale of our Security Materials business.

24    CABOT CORPORATION

2015 PROXY STATEMENT

Executive Compensation (continued)

•	We opened our new business service center in Riga, Latvia, which will reduce costs and improve our efficiency.

The payouts made for fiscal 2014 under our short-term incentive (STI) and long-term incentive (LTI) programs reflect this solid performance.

The bar graphs below depict our performance over the last five fiscal years measured by adjusted EBITDA and adjusted EPS. These are the principal financial performance metrics we use under our STI and LTI plans because they reflect our important near-term and longer-term business and financial goals of improving operating profitability and after-tax profitability. In addition, our STI metrics included net working capital (NWC) measured in days, which reflects how efficiently we manage the day-to-day cash used to run our operations. Because our business is capital intensive, we also include a return metric in our performance-based restricted stock units. In prior years, we selected adjusted return on invested capital (adjusted ROIC), but beginning with awards made for fiscal 2013, we selected adjusted return on net assets (adjusted RONA), which we believe is a better measure of operational effectiveness and more closely aligns with our business strategy and objectives. Adjusted EPS, adjusted EBITDA, adjusted ROIC and adjusted RONA are non-GAAP financial measures. Reconciliations to the closest GAAP measure and/or an explanation of how we calculate these measures are contained in Appendix A to this proxy statement.

Highlights of our Fiscal Year 2014 NEO Compensation Decisions and the Impact of Company Performance on Compensation. We believe fiscal 2014 compensation appropriately aligned pay and performance. For our named executive officers, more than half of their total direct compensation in fiscal 2014 was performance-based, and not guaranteed.

Annual Base Salary. Base salary increases from calendar 2013 to 2014 for our named executive officers, other than Mr. Prevost, averaged 4.5%. Mr. Prevost’s base salary increase for 2014 was 3%. The increases reflected individual job responsibilities, internal equity considerations, competitive market pay practices for the applicable positions, and the individual performance of the executive.

STI Awards. For payments made under the STI program, the portion of the award opportunity based on corporate performance paid out at 111.4% of target (with a potential payout range of 0-200% of target). The Company’s adjusted EBITDA achievement for fiscal 2014 was just below the target performance goal established by the Committee. The success of our efforts to reduce net work-

ing capital days resulted in very strong performance on this measure and a payout at almost the maximum level. The balance of the STI awards made to each named executive officer reflected each officer’s strong individual performance and leadership during the year, as well as his contribution to the Company’s successes highlighted above. The total STI award paid for the year to our CEO was 120% of his target award opportunity and the STI awards paid to our other named executive officers were, on average, 113% of their target award opportunities (see page 32 for further details).

LTI Awards and Payouts. Our LTI awards consist of a combination of performance-based restricted stock units (PSUs) (35%), time-based restricted stock units (TSUs) (30%), and stock options (35%). The grant date value of the awards granted in fiscal 2014 was based on an assessment of the named executive officer’s position, role and responsibilities within the Company, the overall competitiveness of his total direct compensation, and internal equity considerations based primarily on each executive’s job responsibilities.

CABOT CORPORATION    25

2015 PROXY STATEMENT

Executive Compensation (continued)

With respect to outstanding PSUs, the percentage of the target award earned for the fiscal 2014 performance year is set forth below. For each metric, achieving target results in a payout of 100% for the portion of the award payable on the basis of performance on that metric.

Outstanding LTI Award	Financial Metrics and % of Target Earned based on Fiscal 2014 Performance	Total % of Target PSU Award Earned based on Fiscal 2014 Performance
Fiscal 2012 Grant	Adjusted EPS (50.2%); Adjusted ROIC (0%)	32.6%
Fiscal 2013 Grant	Adjusted EPS (0%); Adjusted RONA (51.7%)	10.3%
Fiscal 2014 Grant	Adjusted EPS (95.2%); Adjusted RONA (103.3%)	96.8%

Characteristics of our Executive Compensation Program. Below we highlight certain of our executive compensation practices, both the practices we have implemented to drive performance and the practices we have not implemented because we do not believe they would serve our shareholders’ long-term interests.

What We Do

•

Pay for Performance: We tie pay to performance. The majority of executive pay is not guaranteed. We set clear financial goals for corporate performance and differentiate payments to each of our executives based on individual achievement. In evaluating performance, we assess progress toward our strategic goals relating to margin improvement, capacity and emerging market expansion, portfolio management and new product development, along with other strategic priorities.

•

Balanced Mix of Pay Components: The target compensation mix represents a balance of cash, stock options and restricted stock unit awards, both performance- and time-based, with equity awards vesting over three years.

•	Balanced Approach to Performance-Based Awards:
•	STI and LTI incentive compensation performance metrics are tied and heavily weighted to financial metrics that reflect our near- and longer-term business goals.
•	In addition to financial metrics, STI awards are based on an assessment of individual leadership qualities and contributions toward the achievement of business and strategic goals.
•	STI and LTI programs provide for different percentage payouts based on the level of performance.
•

We designed our PSUs to produce the greatest rewards when strong results are sustained over time. Specifically, the number of shares issuable upon vesting depends on the degree of achievement of financial performance metrics for each year within a three-year performance cycle.

•	Capped Incentive Awards: STI award payouts are capped at 200% of target and PSU payouts are capped at 150% of target.
•	Committee Discretion to Reduce STI Awards: The Compensation Committee retains discretion to reduce STI awards in appropriate circumstances.
•

Stock Ownership Guidelines: We expect our CEO to own equity in Cabot with a value of five times base salary and the other members of the Management Executive Committee to own equity in Cabot with a value of three times base salary, in all cases within five years of joining Cabot or becoming a member of the Management Executive Committee.

•

Double Trigger: We eliminated the automatic single trigger vesting of equity awards upon a change in control for awards granted after March 8, 2012 for all employees, and awards granted after this date generally will provide for accelerated vesting after a change in control if an employee is also terminated within two years of the change in control (a double trigger).

•	Clawback Policy: We have a recoupment policy that applies to compensation paid under the STI and LTI awards made for fiscal 2013 and thereafter.
•

Modest Perquisites: We provide only modest perquisites to our executive officers that have a sound benefit to the Company’s business, consisting primarily of financial planning services and an executive physical examination.

•

Mitigate Undue Risk: We mitigate undue risk associated with compensation, including utilizing caps on potential payments, clawback provisions, multiple performance targets and robust Board and management processes to identify risk. We do not believe any of the Company’s compensation programs encourage excessive or unnecessary risk-taking or create risks that are reasonably likely to have a material adverse effect on the Company, which we validate through our risk assessment of our incentive-based compensation plans each year.

26    CABOT CORPORATION

2015 PROXY STATEMENT

Executive Compensation (continued)

What We Don’t Do

•	Excise Tax Gross-Ups: In 2012, we eliminated all excise tax gross-up payments.
•	Employment Agreements: We do not have employment agreements for our CEO or other named executive officers.
•	Dividends or Dividend Equivalents on Unvested PSUs: We do not pay dividends or dividend equivalents on PSUs during the performance period.
•	Repricing of Underwater Stock Options: We cannot reprice underwater stock options without shareholder approval.
•

Permit Hedging Transactions or Short Sales by the Management Executive Committee or Directors: Our executives and directors are not permitted to engage in any transaction in which they may profit from short-term speculative swings in the value of our securities.

Consideration of Results of Stockholder Advisory Votes on Executive Compensation

At our 2014 Annual Meeting, we conducted an advisory (non-binding) stockholder vote on executive compensation, as required by the Dodd-Frank Act. Over 96% of the shares voting approved the executive compensation discussed and disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and other related tabular and narrative disclosures contained in the 2014 Proxy Statement. In considering the results of this most recent favorable advisory vote on executive compensation, the Compensation Committee took note that the Company’s current executive compensation program has been effective in implementing the Company’s stated compensation philosophy and objectives. Nevertheless, the Compensation Committee recognizes that executive pay practices and notions of sound governance principles continue to evolve. Accordingly, it will continue to monitor executive compensation practices and make changes as necessary to ensure our executive compensation continues to support our corporate goals and objectives and reflects good governance principles.

The Compensation Committee continues to pay close attention to the advice and counsel of its compensation advisors and continues to provide access for our stockholders who would like to communicate on executive pay directly to the Compensation Committee or the Board. You may contact our Board of Directors through our website at “Company — About Cabot — Governance — Contact the Board of Directors”.

Compensation Philosophy, Objectives and Process

Continuing to position Cabot for future success requires the talent to support our strategy to grow earnings through leadership in specialty chemicals and performance materials. Our executive compensation program is designed to provide a competitive and internally equitable compensation and benefits package that rewards individual and Company performance, and reflects job complexity and the strategic value of the individual’s position while ensuring long-term retention and motivation. We seek to accomplish these goals in a way that is aligned with the long-term interests of our shareholders.

To achieve these goals, our executive compensation program follows these principles:

•	Offer a total compensation and benefits opportunity that is competitive in our industry;
•

Reward executives based on our business performance by closely aligning a meaningful portion of the compensation paid to our executives with the performance of the Company on both a short- and long-term basis;

•	Set challenging performance goals that support the Company’s short- and long-term financial goals;
•	Motivate individual performance by rewarding the specific performance and achievements of individual executives and their demonstrated leadership; and
•	Align the financial interests of our executives and our stockholders through equity grants and share retention guidelines.

The Compensation Committee

As discussed under “The Board of Directors and its Committees — Compensation Committee”, on page 6, the Compensation Committee is responsible for all compensation actions related to members of the Company’s

Management Executive Committee, which consists of Mr. Prevost and the officers who report directly to him, including our named executive officers. The Compensation Committee’s complete roles and responsibilities are set forth in the written charter adopted by the Board of Directors, which can be found at www.cabotcorp.com under “Company — About Cabot — Governance — Resources.”

CABOT CORPORATION    27

2015 PROXY STATEMENT

Executive Compensation (continued)

Role of the Compensation Consultant

The Compensation Committee has retained Pearl Meyer & Partners (“PM&P”) as its independent compensation consultant. PM&P provides the Committee with advice on a broad range of executive compensation matters. The scope of their services includes, but is not limited to, the following:

•	Apprising the Committee of compensation-related trends and developments in the marketplace;
•	Informing the Committee of regulatory developments relating to executive compensation practices;
•	Providing the Committee with an assessment of the market competitiveness of the Company’s executive compensation;
•	Assessing the composition of the peer companies used for comparative purposes;
•	Assessing the executive compensation structure to confirm that no design elements encourage excessive risk taking;
•	Assessing the relationship between executive compensation and corporate performance;
•

Identifying potential changes to the executive compensation program to maintain competitiveness and ensure consistency with business strategies, good governance practices and alignment with stockholder interests.

During fiscal 2014, PM&P attended all regularly scheduled meetings of the Compensation Committee.

The Compensation Committee has assessed the independence of PM&P pursuant to SEC rules and concluded that no conflict of interest exists that would prevent PM&P from independently representing the Compensation Committee. The Company did not engage PM&P for any other consulting work in fiscal 2014.

Role of the Chief Executive Officer and Other Officers

Our CEO and our Senior Vice President of Human Resources, working with internal resources as well as PM&P, propose to the Compensation Committee the design of our executive compensation programs and recommend modifications to existing, or the adoption of new, plans and programs. In addition, our CEO recommends to the Committee the performance metrics used to determine payouts under our STI and LTI programs, and each named executive officer’s individual performance goals (other than the CEO’s) are jointly developed by the executive and the CEO.

Before the Compensation Committee makes compensation decisions, the CEO provides his assessment of each named executive officer’s performance, other than his own, addressing such factors as the officer’s achievement of individual goals, leadership accomplishments, contribution to Cabot’s performance and the achievement of Company goals, areas of strength and areas for development. He then makes specific award recommendations. In preparing compensation recommendations for the Committee, our CEO and Senior Vice President of Human Resources and other internal resources review compensation and survey data compiled by PM&P for similarly-situated executives at our peer group of companies that is described below and specific external competitive market data provided by PM&P. Mr. Prevost attends Compensation Committee meetings but is not present for, and does not participate in, the discussions concerning his own compensation. All decisions relating to the compensation of our named executive officers are made solely by the Committee and are reported to the full Board of Directors.

Use of Benchmarking Comparison Data

The companies we have included in our peer group consist of companies in the diversified chemicals or specialty chemicals industries with similar products and services and with revenues between one-third and three times the Company’s revenues and a market capitalization between one-third and three times the Company’s market capitalization. The Compensation Committee reviews executive compensation data for executives with comparable positions at these peer group companies to gauge the reasonableness and competitiveness of its executive compensation decisions. The Compensation Committee believes this allows us to successfully attract and retain experienced executive talent who are critical to our long-term success.

The Compensation Committee annually reviews the companies included in our peer group and may add or eliminate companies as it determines to be appropriate. For purposes of fiscal 2014 compensation matters our peer group consisted of the following companies:

A Schulman, Inc.	H.B. Fuller Company
Albemarle Corporation	OM Group, Inc.
Ashland Inc.	PolyOne Corporation
Celanese Corporation	Rockwood Holdings, Inc.
Chemtura Corporation	RPM International Inc.
Cytec Industries Inc.	Sigma-Aldrich Corp.
Eastman Chemical Company	Valspar Corp.
FMC Corporation	W.R.Grace & Co.

28    CABOT CORPORATION

2015 PROXY STATEMENT

Executive Compensation (continued)

In preparation for the 2015 executive compensation review season and the decisions that the Compensation Committee made and will make with respect to 2015 compensation, the Compensation Committee reviewed the peer companies and removed OM Group as its revenue and market capitalization have fallen below the ranges the Committee has established as a guide for developing the peer group.

The Compensation Committee and management also consider compensation survey data. The survey data used is based on information reported in various Towers Watson and Mercer Human Resources Consulting surveys. For positions where peer group and survey data are available, the data is averaged to also provide a market composite perspective for compensation, other than long-term incentive compensation.

Factors Considered in Determining Amounts of Compensation

The Compensation Committee considers the following factors in determining our named executive officer’s total compensation opportunity:

•	the officer’s role, level of responsibility, performance, leadership, and experience;
•	employee retention and internal equity (the relationship of pay among the executive officers in the context of their responsibilities) considerations; and
•	external competitiveness.

The Compensation Committee has targeted our named executive officer’s base salaries and target STI opportunities generally at the mid-market of the benchmarking data and target LTI award values generally at the 65th percentile of the benchmarking data. The actual compensation for each named executive officer may be above or below the officer’s target compensation opportunity and above or below the intended market level depending largely on the degree to which Company and individual performance objectives are achieved.

At least annually the Compensation Committee reviews tally sheets that detail all elements of our named executive officer’s compensation and benefits for the current and immediately prior fiscal years, as well as a projection of compensation for the upcoming year. The tally sheets currently include the officer’s base salary, STI awards, the value of LTI awards at the time they were awarded, any unrealized gain on unvested LTI awards at the end of the fiscal year, dividends or dividend equivalents paid on unvested time-based restricted stock unit awards, the value of accrued benefits under the Cabot retirement plans, the value of health, disability and life insurance and of financial planning assistance, and amounts payable upon termination of employment, including upon a change in control. The tally sheets are provided to the Committee as a means to review the total compensation and benefits package and the impact of compensation decisions. The Compensation Committee made no changes to the current compensation program or any individual named executive officer’s proposed compensation for fiscal 2014 in light of the information set forth in the tally sheets.

Each November, the Compensation Committee (i) determines any adjustments to base salaries, with any adjustment effective the following January, (ii) sets corporate performance metrics applicable to the STI and LTI programs for the new fiscal year, (iii) grants LTI awards, and (iv) establishes compensation goals and maximum payment levels under the Short-Term Incentive Compensation Plan (the STI Plan) for the new fiscal year, in each case, for each named executive officer. The annual compensation process also concludes at the Committee’s meeting in November, when the Committee evaluates the Company’s performance against criteria set for the just-concluded performance period and also evaluates each executive officer’s performance and, on this basis, determines amounts payable or earned under the STI or LTI program, as applicable.

Developing Company Performance Metrics

The performance metrics we set support our short- and long-term business plans and strategies. In fiscal 2014, we used four different financial metrics to promote well-rounded Company and management performance. For our STI awards, we continued to use adjusted EBITDA as the principal financial performance metric, as it reflects an important near-term goal of improving our operating profitability. To increase the focus on efficiently managing the day-to-day cash we use to run our operations, we also use a NWC days metric in our STI awards. The NWC metric includes NWC used in our Reinforcement Materials, Performance Materials and Advanced Technologies segments as this has been an important short-term objective of these businesses. It does not include NWC used in our Purification Solutions business as this business is prioritizing other objectives at this time. For our restricted stock unit awards, we continued to use adjusted EPS as the principal financial performance metric because it reflects an important longer-term financial goal of improving our after-tax profitability. Because our business is capital intensive, we believe it is also appropriate to include a

CABOT CORPORATION    29

2015 PROXY STATEMENT

Executive Compensation (continued)

return metric under our LTI program. In the past we have used adjusted ROIC, but beginning in fiscal 2013 we changed the return metric to adjusted RONA, which we believe is a better measure of operational effectiveness and it more closely aligns with our business strategy and objectives.

In setting our short- and long-term performance targets, we begin with our annual and long-term business plans and consider other factors including our past variance to tar-

geted performance, economic and industry conditions and industry sector performance. We set challenging, but realizable, goals, including those that are realizable only as a result of exceptional performance, for the Company and our executives in order to drive the achievement of our short- and long-term objectives. We recognize that the metrics we use may need to change over time to reflect new priorities and business circumstances. Accordingly, we expect to continue to reassess the performance metrics annually.

What We Pay and Why: Elements of Compensation

We have three elements of total direct compensation: base salary, short-term incentive bonuses, and long-term incentive compensation. As illustrated in the accompanying chart, in fiscal 2014, more than 50% of total direct compensation awarded to the named executive officers was performance-based and not guaranteed. The charts below show the compensation opportunity provided to our NEOs for fiscal 2014, as well as the mix between long- and short-term compensation and at-risk and not at-risk compensation.

Base Salary

We pay base salaries to attract talented executives and to provide a fixed base level of cash compensation. Base salaries for the named executive officers are individually determined by the Compensation Committee after consideration of:

•	the officer’s role, level of responsibility, leadership, and experience;
•	employee retention and internal equity considerations;
•	external competitiveness of the officer’s base salary and overall total compensation; and
•	individual performance.

There have generally been three situations that may warrant an adjustment to base salary: annual increases; promotions or changes in role; and market adjustments. The Committee considers base salary increases for our executive officers, including the named executive officers, annually, based on the factors discussed above. The Committee’s review of these factors is subjective and no fixed value or weight is assigned to any specific factor when making salary decisions.

Base Salary Adjustments for 2014

Each of our named executive officers received a base salary increase in January 2014. The Committee believed the increases were appropriate based on each officer’s responsibility, internal equity considerations, and individual performance. The salary increases also reflected

30    CABOT CORPORATION

2015 PROXY STATEMENT

Executive Compensation (continued)

market adjustments. As noted above, the Committee has a strategy of targeting salaries, over time, at the 50th percentile of the benchmarking data. Our base salaries, on average, have been below this level and the increases were made, in part, to close the gap between the market data and the individual’s base salary. Base salary increases from January 2013 to January 2014 for our named executive officers, other than Mr. Prevost, averaged 4.5%. Mr. Prevost’s base salary increase for 2014 was 3%. His base salary level beginning January 2014 was at the 40th percentile of the market composite data and the base salary levels of our other named executive officers beginning January 2014, on average, were at the 40th percentile of the market composite data.

Short-Term Incentive Compensation

We provide annual STI awards to drive the achievement of key business results and to recognize individuals based on their contributions to those results. Our STI Plan includes a maximum amount for awards that can be paid to our CEO and the other named executive officers. For fiscal 2014, the Committee determined the amount of the annual incentive awards that would be paid to the named executive officers, which was less than the plan maximum, based on the achievement of pre-established corporate and individual goals, as described below.

Each named executive officer has an annual target incentive opportunity under the STI Plan, which is expressed as a percentage of base salary (100% for Mr. Prevost, 65% for Mr. Cordeiro, and 60% for the other named executive officers). The actual short-term cash incentive paid can range from 0% to 200% of the target opportunity, with 70% of an executive officer’s award based on the degree to which pre-established corporate performance goals are achieved and 30% based on his individual performance and achievements.

We used two financial metrics to measure corporate performance for determining payouts for fiscal 2014, adjusted EBITDA, which had an 80% weighting, and NWC measured in days, which had a 20% weighting. Threshold, target, and maximum goals for adjusted EBITDA and NWC days were established by the Committee at the beginning of the fiscal year. The percent of the corporate bonus opportunity that is payable on the basis of our corporate performance is as follows:

Degree of Performance Achieved	Percent of Corporate Goal Opportunity Payable
Below Threshold	0%
Threshold	50%
Target	100%
Stretch	125%
Maximum	200%

The payout on performance between the nearest reference points is interpolated on a straight-line basis. Even if the threshold levels of performance are achieved, the Committee nonetheless retains discretion to decrease the amount of the awards based on our level of achievement of other corporate goals in the areas of safety, environmental performance and customers and innovation.

At the beginning of the fiscal year, the Committee, with input from the other independent directors, establishes the personal objectives for our CEO, and each executive develops with the CEO his personal objectives for the year. In assessing each executive’s individual performance, the Committee considers the officer’s personal achievements, including his achievements against his personal objectives, as well as his individual contributions to the management team, leadership and management of his business, region or function. The Committee does not assign specific numerical weightings or ratings to the individual goals and the performance of each officer is evaluated as a whole. Furthermore, there are no formal threshold levels of achievement applicable to the individual performance component of the STI program. Ultimately, the determination of the payout of the portion of the total bonus paid for individual performance is based on the judgment of the CEO and the Committee after reviewing all factors, with the final determination made by the Committee.

CABOT CORPORATION    31

2015 PROXY STATEMENT

Executive Compensation (continued)

STI Awards for Fiscal 2014

The fiscal 2014 STI payout properly aligned annual executive pay with the Company’s fiscal 2014 financial performance, consistent with the plan’s role in our overall compensation mix. The adjusted EBITDA and NWC days targets for the fiscal 2014 STI awards and our actual performance were as follows:

Fiscal 2014 Short-Term Incentive Plan Company Targets and Results

	Threshold Level	Target Level	Maximum Level	Fiscal 2014 Results		Percent Payout
Adjusted EBITDA (80%)	$510 million	$600 million	$700 million	$591 million	[1]	95.2%
NWC Days[2] (20%)	110	105	98	99.6		176.4%
Weighted average payout						111.4%

1	Includes the results of our Security Materials business, which we sold in July 2014. As required by accounting rules, in our financial statements these results are reflected as discontinued operations and would not normally be included in the calculation of adjusted EBITDA. However, because we continued to operate and manage this business during most of the fiscal year, the Committee included these results in calculating our adjusted EBITDA performance for determining payouts under the incentive plans. This reduced payouts under the STI plan. Excluding the results of our Security Materials business, adjusted EBITDA was $593 million for fiscal 2014.
2	Consists of NWC days used in our Reinforcement Materials, Performance Materials and Advanced Technologies segments.

Mr. Prevost’s STI bonus for fiscal 2014 was 120% of his target award, and the STI bonuses paid to our other named executive officers were, on average, 113% of their target awards. Overall, these awards reflected the Company’s solid performance in the year as well as each officer’s contribution to the Company’s overall financial performance. The individual accomplishments of each of our named executive officers are highlighted below.

The following STI awards were made to the named executive officers for fiscal 2014:

Name	Fiscal 2014 Target STI Opportunity	Fiscal 2014 STI Award
Patrick M. Prevost	$1,020,000	$1,224,000
Eduardo E. Cordeiro	$331,500	$388,000
David A. Miller	$246,000	$258,000
Sean D. Keohane	$240,000	$295,000
Brian A. Berube	$228,000	$246,000

Patrick M. Prevost, President and Chief Executive Officer:

With Mr. Prevost’s leadership and direction, we

•	achieved a record level of adjusted EBITDA performance, and our fifth consecutive year of improved EBITDA performance.
•	continued to implement our commercial excellence platform.
•	increased our focus on R&D projects based on their adjacency to our current product lines and process capabilities, which accelerated our new product devel-

opment activities, and we launched a number of new products for specialty applications, including fumed silica for adhesives, carbon additives for batteries, reinforcing materials for tire tread applications, specialty carbon and fumed silica additives for toners and activated carbon for sugar decolorization and oil and gas applications.

•

generated strong cash flow from operations by reducing NWC days and from the proceeds of the sale of our Supermetals and Security Materials businesses, which allowed us to return cash to our shareholders through a dividend increase and share repurchases, and to reduce our debt.

•

completed the development of a new lignite mine to ensure a dependable, long-term supply of high quality raw materials for our Purification Solutions business, and made substantial progress stabilizing the operations of the business from our investment in manufacturing excellence, all of which are essential to the business’s long-term success.

•	successfully implemented our new corporate website.
•	maintained our position as an industry leader in SH&E and made significant progress toward our corporate responsibility goals.

Eduardo E. Cordeiro, EVP and Chief Financial Officer:

•

With Mr. Cordeiro’s disciplined financial focus, we maintained strong cash flow and strengthened our balance sheet. He led our NWC days reduction initiative, the success of which was an important contributing factor in improving our cash flow that allowed us to increase our dividend, repurchase shares and reduce debt.

32    CABOT CORPORATION

2015 PROXY STATEMENT

Executive Compensation (continued)

•	Mr. Cordeiro continued to provide guidance to our corporate strategy and business development efforts, including with respect to the NHUMO and Security Materials transactions.
•

Under Mr. Cordeiro’s direction, the Information Technology organization completed a number of important IT projects, including the implementation of customer relationship and management information tools in support of our commercial excellence activities.

•	Mr. Cordeiro oversaw the implementation of our new corporate website.
•	Mr. Cordeiro continued to strengthen the finance organization.

David A. Miller, former EVP and President, Reinforcement Materials Segment and Americas Region:

•	The Reinforcement Materials Segment achieved record setting performance in the fiscal year.
•

Under Mr. Miller’s direction, we further increased our global carbon black manufacturing capacity with the commercialization of capacity in Xingtai, China and the acquisition of NHUMO, increasing the Company’s global competitiveness.

•

Under Mr. Miller’s direction, Reinforcement Materials implemented energy recovery and process technology improvements at several of our carbon black plants that improve operating performance and energy efficiency, reduce manufacturing costs, and enable improvements in environmental performance.

Sean D. Keohane, SVP and President, Performance Materials Segment:

•

The Performance Materials Segment achieved record setting performance, driven by a clear growth strategy, a marketing and value pricing orientation and notably strong performance in our fumed metal oxides business.

•

Under Mr. Keohane’s leadership, the Performance Materials Segment launched a number of new, differentiated products for specialty applications such as silicone elastomers, toners, adhesives, and conductive compounds that enhance the performance of our customers’ products.

•

Mr. Keohane continued to play the lead role in the implementation of the Company’s commercial excellence initiatives. These initiatives, which are critical to our long-term competitiveness, included the implementation of new account management and other tools to better improve our product development effectiveness and improve our operating results.

•	Under Mr. Keohane’s direction, the Performance Materials Segment continued to strengthen its effectiveness, with improved rigor and capabilities in the organization, largely from the implementation of our commercial excellence activities.

Brian A. Berube, SVP and General Counsel:

•

Mr. Berube is a trusted advisor to the Board and members of the Management Executive Committee. He continued to provide strong support to the Board on corporate governance matters, and sound legal advice to the Company on our corporate strategy and business development efforts.

•	Under Mr. Berube’s leadership, the Law Department provided strong legal support to our businesses, particularly in the negotiation of important commercial arrangements.
•	Mr. Berube continued to provide strong legal guidance and support to our M&A and other strategic activities.
•	Mr. Berube oversaw the successful management and resolution of several complex litigation matters.
•	Mr. Berube continued to play a leadership role with respect to our ethics and compliance programs, and in the year oversaw the roll-out of our revised Code of Business Ethics.
•	Mr. Berube further strengthened the legal function, improving its quality and efficiency.

Long-Term Incentive Compensation

We provide our named executive officers with long-term incentive awards to promote retention, to incent sustainable growth and long-term value creation, and to further align the interests of our executives with those of our shareholders by tying the executive’s realized compensation to stock price changes during the performance and vesting periods. The award value for equity awards granted to each named executive officer for a given year is based on an assessment of the individual’s position, role and responsibilities within the Company, the overall competitiveness of his total direct compensation, and internal equity considerations based primarily on each executive’s job responsibilities. The Committee also considers current competitive market information for a general understanding of competitive equity compensation practices and the impact of the grants on equity incentive plan share usage, share dilution, the Company’s compensation expense and employee retention concerns.

When making LTI awards, the Compensation Committee first determines the total grant date value of the award, and then delivers that value in three components: performance-based restricted stock units representing 35% of the value

CABOT CORPORATION    33

2015 PROXY STATEMENT

Executive Compensation (continued)

of the award, stock options representing 35% of the value of the award, and time-based restricted stock units representing 30% of the value of the award. Performance-based restricted stock units reward performance and the execution of our goal to deliver year-over-year and long-term growth in earnings and to increase the operating profit we generate relative to the capital we invest in our businesses. Stock options are performance-based because no value is created unless the value of our common stock appreciates after grant and they encourage employee retention through the use of a time-based vesting schedule. Time-based restricted stock units encourage employee retention by providing some level of value to executives who remain employed for three years. Restricted stock units also support an ownership culture and thereby encourage our executives to take actions that are best for Cabot’s long-term success. Importantly, although each of these equity awards provides a competitive economic value on the date of grant, their ultimate value to an executive will depend upon the degree to which we achieve objectively measurable performance metrics and the market value of our common stock after the end of the relevant vesting period. That value will be largely dependent upon our performance, our stock price appreciation and market dynamics. The principal terms of these awards are described below.

Performance-based restricted stock units

The units issued in our performance-based restricted stock unit awards are allocated evenly into three one-year performance periods within the three-year vesting period of the award. When the awards vest at the end of the applicable three-year period, the number of shares issuable, if any, will depend on the degree of achievement of corporate performance metrics for each year within the three-year vesting period. Based on the degree to which we achieve the performance metrics, an executive may earn between 0% and 150% of the number of stock units allocated to each annual portion of his award. Threshold, target, and maximum goals were established for these metrics at the time of grant for each year in the three-year performance cycle, and will be used to calculate the number of shares that will be issuable for a particular year when the award vests in accordance with the following payout curve.

Degree of Performance Achieved	Percent of Shares Issuable With Respect to Each Metric
Below Threshold	0%
Threshold	50%
Target	100%
Maximum	150%

The payout on performance between the nearest reference points is interpolated on a straight-line basis. In valuing performance-based restricted stock units for purposes of determining the amount to be granted in any given year, the Committee assumes that the Company will achieve target performance against the financial goals.

The two financial metrics we have used to measure corporate performance since we began granting performance-based restricted stock units have been adjusted EPS, with a 65% weighting, and adjusted ROIC, with a 35% weighting. Beginning with awards made for fiscal 2013 we changed the return metric to adjusted RONA, which we believe is a better measure of operational effectiveness and is more closely aligned with our business strategy and objectives. At the same time, we changed the weightings of the metrics, increasing the weighting of adjusted EPS to 80% and weighing adjusted RONA 20%.

Dividend equivalents are not paid on performance-based restricted stock units.

Stock options

Stock options are granted with an exercise price equal to 100% of the closing price of Cabot’s common stock on the date of grant. They vest over a three-year period (30% on each of the first and second anniversaries of the date of grant and 40% on the third anniversary of the date of grant) and have a ten-year term.

Time-based restricted stock units

Time-based stock units vest in their entirety at the end of three years. During the restricted period, participants receive dividend equivalents, in cash, on each restricted stock unit when and if dividends are declared and paid on the Company’s outstanding shares of common stock. The objective of providing such dividend equivalent payments is to help focus our executives on, and to reward them for, managing the business to produce cash that is capable of being distributed to shareholders in the form of a dividend. Dividend equivalents also mirror the income generation associated with stock ownership. When the stock units vest, they are converted to shares of Cabot common stock.

LTI Awards for Fiscal 2014

The aggregate grant date values of the LTI awards granted for fiscal 2014 are set forth in the table below.

Name	Fiscal 2014 LTI Award Value
Patrick M. Prevost	$3,800,000
Eduardo E. Cordeiro	$1,000,000
David A. Miller	$800,000
Sean D. Keohane	$750,000
Brian A. Berube	$700,000

34    CABOT CORPORATION

2015 PROXY STATEMENT

Executive Compensation (continued)

The number of time-based restricted stock units, stock options, and performance-based restricted stock units issued to reflect the foregoing award values are included in the compensation tables that follow this discussion. The values of the performance-based restricted stock units reflected in the table above assume performance at the target level.

Performance-Based Restricted Stock Units Earned on Outstanding Awards on the Basis of Fiscal 2014 Performance

The number of shares earned under our performance-based restricted stock units on the basis of our fiscal 2014 performance properly aligned executive pay with that performance, consistent with the role of these awards in our overall compensation mix. At the time of grant of the respective performance-based restricted stock units, the threshold level for each performance measure was set based on a level of performance that was believed to be achievable. The target level for each performance measure was set based on a level of performance that was believed to be aggressive, but obtainable. The maximum level for each performance measure was set based on a level of performance that was believed to be realizable, but only as a result of exceptional performance.

The following tables show the financial goals and their relative weighting that the Committee set for the fiscal 2014 performance period of the fiscal 2012, 2013, and 2014 awards, our degree of attainment of these goals and the percent of the awards earned. As the performance targets for the fiscal 2014 performance period of these awards were established at different times, they each reflect the long-term goals in place when the awards were granted.

Company Targets and Results for Year Three of Performance-Based Restricted Stock Units granted for Fiscal 2012 (2012-2014)

	Threshold Level	Target Level	Maximum Level	Fiscal 2014 Results	Percent Earned
Adjusted EPS* (65%)	$3.40	$4.50	$5.60	$3.40	50.2%
Adjusted ROIC* (35%)	10%	14%	18%	8.5%	0%
Composite					32.6%

Company Targets and Results for Year Two of Performance-Based Restricted Stock Units granted for Fiscal 2013 (2013-2015)

	Threshold Level	Target Level	Maximum Level	Fiscal 2014 Results	Percent Earned
Adjusted EPS* (80%)	$3.95	$4.95	$5.95	$3.40	0%
Adjusted RONA* (20%)	10%	13%	16%	10.1%	51.7%
Composite					10.3%

Company Targets and Results for Year One of Performance-Based Restricted Stock Units granted for Fiscal 2014 (2014-2016)

	Threshold Level	Target Level	Maximum Level	Fiscal 2014 Results	Percent Earned
Adjusted EPS* (80%)	$2.50	$3.50	$4.00	$3.40	95.2%
Adjusted RONA* (20%)	7.5%	10%	11.5%	10.1%	103.3%
Composite					96.8%

*	Includes the results of our Security Materials business, which we sold in July 2014. As required by accounting rules, in our financial statements these results are reflected as discontinued operations and would not normally be included in these calculations. However, because we continued to operate and manage this business during most of the fiscal year, the Committee included these results in calculating our performance for determining payouts under the incentive plans, which reduced payouts under the LTI plan.

CABOT CORPORATION    35

2015 PROXY STATEMENT

Executive Compensation (continued)

Risk Assessment

We monitor the risks associated with our executive compensation programs and policies on an on-going basis. In May 2014, management presented the Committee with the results of a study it conducted of our compensation programs to assess the risks arising from our compensation policies and practices. We believe the following policies and practices reflect sound risk management practices and mitigate excessive risk-taking that could harm our value or reward poor judgment by our executives:

•	Use of various performance periods (1 and 3 years) and multiple levels of tiered performance (threshold, target and maximum) in both our STI and LTI plans;
•	Use of maximum payout levels in both the STI and LTI plans;
•	Use of different financial performance metrics across the STI and LTI plans;
•	Ability of the Committee to use discretion to reduce STI awards;
•	Annual Committee review and approval of the STI and LTI plan design, goals and earned payouts;
•	Mix of equity instruments and multi-year vesting used in the LTI plan; and
•	Use of our share ownership guidelines.

Based on these mitigating factors, the Committee agreed with the study’s findings that our compensation programs and policies do not encourage inappropriate or unacceptable risk to the Company, that these risks are within our ability to effectively monitor and manage and not reasonably likely to have a material adverse effect on the Company.

Share Ownership Guidelines

To further align the interests of our executives and our stockholders, in November 2008 we adopted share ownership guidelines for members of our Management Executive Committee. Under our guidelines, we expect our CEO to own equity in the Company in an amount equal to five times base salary, and each other officer who reports directly to the CEO to own equity in an amount equal to three times base salary. Each executive has five years from the date he or she becomes subject to the share ownership guidelines to meet his or her target. All of the named executive officers have achieved these levels. The Compensation Committee reviews compliance with these guidelines annually.

Recoupment of Compensation

The Company adopted a recoupment (clawback) policy in 2012. The policy applies to performance-based compensation, such as our STI and LTI compensation, paid to participants in our LTI program (which includes our named executive officers), and covers awards made for fiscal 2013 and thereafter. Under the policy, if the Company is required to restate its financial statements due to material non-compliance with financial reporting requirements under the securities laws, and the amount of performance-based compensation awarded or paid would have been lower had the achievement of applicable financial performance been calculated based on the restated financial results, the amount of the excess compensation awarded or paid during the three-year period preceding the date on which the Company is required to prepare the restatement is subject to recoupment, in the discretion of the Compensation Committee. In addition, if a participant knowingly engages in misconduct that is a material factor in the Company’s obligation to restate its financial statements, the Company will have the right to seek recoupment of the proceeds from the sale of shares issued upon the exercise of stock options or upon vesting of restricted stock units occurring during the twelve-month period following the filing with the SEC of the financial statements required to be restated, in an amount deemed appropriate by the Compensation Committee under the circumstances.

Other Information

Retirement and Other Benefit Programs

The named executive officers participate in the full range of benefits and are covered by the same retirement plans and on the same terms as generally provided to full-time U.S. salaried employees. In addition, our named executive officers and certain other eligible employees are eligible to participate in and/or receive benefits under a Deferred Compensation Plan, a Death Benefit Protection Plan and a Senior Management Severance Protection Plan. These plans are described in the footnotes that accompany the compensation tables that follow this Compensation Discussion and Analysis.

Health and Welfare Plans

The health and welfare plans offered to our named executive officers are the same as those offered to all other employees working in the same country.

36    CABOT CORPORATION

2015 PROXY STATEMENT

Executive Compensation (continued)

Perquisites

We provide our named executive officers a modest level of perquisites, consisting principally of financial planning services and an executive physical examination. We provide these benefits to help our executives maintain their health and manage their finances, in both cases so that they are able to focus their attention on Cabot’s business.

Employment Arrangements

Our named executive officers each serve without an employment agreement and their compensation is set by the Compensation Committee as described above.

Practices Regarding the Grant of Equity Awards

Annual equity grants are made at the Compensation Committee’s regularly scheduled meeting in November to align the timing of grants with our fiscal year, most importantly for the performance-based restricted stock units, which are measured on a fiscal year basis. The November meeting usually occurs two weeks following our release of earnings for our fourth fiscal quarter. The Compensation Committee determines the exercise price of options, which is the closing price of Cabot stock on the NYSE on the date the options are granted. From time to time, equity awards outside of the annual grant program are made for recruiting or retention purposes. These awards are effective on the later of the approval of the grant or the date the employee’s employment commences. We do not have a program, plan, or practice to time “off-cycle” awards in coordination with the release of material non-public information.

Hedging Policy

The Company has a policy that prohibits executives and directors from engaging in any transaction in which they may profit from short-term speculative swings in the value of the Company’s securities. This includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), and “put” and “call” options. In addition, this policy is designed to ensure compliance with all insider trading rules.

Tax and Accounting Information

We consider the tax and accounting rules associated with various forms of compensation when designing our compensation programs. However, to maintain flexibility to compensate our executive officers in a manner designed to promote long-term corporate goals and objectives, the Compensation Committee has not adopted a policy that all compensation must be deductible or have the most favorable accounting treatment to the Company.

Section 162(m) of the Internal Revenue Code limits to $1 million the amount a company may deduct for compensation paid to its Chief Executive Officer and any of its other three named executive officers (excluding the Chief Financial Officer). This limitation does not, however, apply to compensation meeting the definition of “qualifying performance-based compensation.” The Compensation Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive talent necessary for our success. Consequently, the Compensation Committee may pay or provide, and has paid or provided, compensation in excess of $1 million that is not exempt from the deduction limitations under Section 162(m). For fiscal 2014, our stock options and STI payments to those officers covered by Section 162(m) were intended to be tax-deductible compensation under Section 162(m). Our performance-based restricted stock units, as currently structured, are not considered performance-based for purposes of Section 162(m) of the Internal Revenue Code. Therefore, the value of those equity awards at the time they vest or are settled, in combination with the amount of salary and certain other elements of compensation, in excess of $1,000,000 paid to our Chief Executive Officer and the three highest paid executive officers, other than the Chief Executive Officer and the Chief Financial Officer, is not tax deductible by us.

CABOT CORPORATION    37

2015 PROXY STATEMENT

Executive Compensation (continued)

Summary Compensation Table

The following table and footnotes describe the compensation for Patrick M. Prevost, our Chief Executive Officer; Eduardo E. Cordeiro, our Chief Financial Officer; and the other three most highly compensated executive officers who were serving as executive officers as of September 30, 2014, the last day of our most recently completed fiscal year (collectively, the “named executive officers”). A description of each component of our executive compensation package is described under the heading “Compensation Discussion and Analysis,” which begins on page 24.

Name and Principal Position	Year	Salary ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Patrick M. Prevost	2014	1,012,500	2,403,204	1,330,433	1,224,000	79,951	259,317	6,309,405
President and CEO	2013	990,000	2,379,793	1,330,420	746,000	106,479	229,106	5,781,798
	2012	967,500	2,312,991	1,295,110	1,333,000	161,497	257,754	6,327,852
Eduardo E. Cordeiro	2014	502,500	632,353	350,111	388,000	47,143	108,736	2,028,843
Executive Vice	2013	476,250	626,245	350,101	218,000	8,134	105,828	1,784,558
President and CFO	2012	453,750	562,593	315,021	376,000	108,304	115,689	1,931,357
David A. Miller(1)	2014	406,250	505,864	280,082	258,000	17,801	88,263	1,556,260
Executive Vice President and President, Reinforcement Materials Segment and Americas Region	2013 2012	392,500 382,500	500,989 500,068	280,079 280,020	143,000 297,000	18,250 44,507	84,779 95,579	1,419,597 1,599,674
Sean D. Keohane(1)	2014	395,000	474,265	262,579	295,000	26,013	89,386	1,542,243
Senior Vice President and President, Performance Materials Segment	2013 2012	377,500 365,000	469,642 468,822	262,580 262,520	158,000 305,000	— 68,771	92,230 95,161	1,359,952 1,565,274
Brian A. Berube	2014	377,500	442,620	245,076	246,000	36,997	80,522	1,428,715
Senior Vice President and General Counsel	2013 2012	367,500 357,500	438,361 406,329	245,067 227,519	144,000 271,000	4,680 89,038	85,512 88,919	1,285,120 1,440,305

1.	Mr. Miller ceased to be an employee of the Company on November 21, 2014. Mr. Keohane was appointed Executive Vice President and President, Reinforcement Materials Segment effective November 18, 2014.
2.	We review base salaries annually in November and any changes are effective in January of the following calendar year. The amounts reported in this column reflect salary earned during the fiscal year and, accordingly, reflect salaries effective for more than one calendar year.
3.	The amounts reported in this column reflect the aggregate grant date fair value for time-based and performance-based restricted stock units computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value per unit is equal to the closing price of Cabot common stock on the date of grant, less a discount in the case of performance-based restricted stock units as we do not pay dividend equivalents on these awards. The discount is calculated by taking the expected dividend payments during the vesting period and discounting back to the grant date using the established risk free interest rate. We pay dividend equivalents on time-based restricted stock units, if and when we pay dividends on our common stock. The grant date fair value of awards subject to performance conditions assumes that the target level of performance is achieved. For fiscal 2014, these amounts are as follows: Mr. Prevost: $1,263,229; Mr. Cordeiro: $332,395; Mr. Miller: $265,907; Mr. Keohane: $249,308; and Mr. Berube: $232,663. If the maximum level of performance were to be achieved for these awards, the grant date fair value of awards subject to performance conditions for fiscal 2014 would be as follows: Mr. Prevost: $1,894,843; Mr. Cordeiro: $498,593; Mr. Miller: $398,861; Mr. Keohane: $373,962; and Mr. Berube: $348,995.
4.	The amounts reported in this column reflect the grant date fair value for stock option awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, based on the Black-Scholes option-pricing model. The assumptions used to calculate the grant date fair value of option awards under the Black-Scholes model are set forth in Note N to our Consolidated Financial Statements filed with our Annual Report on Form 10-K for fiscal 2014.
5.	The amounts reported in this column consist of:
a.

The aggregate change in the actuarial present value of each named executive officer’s accumulated pension benefits under the plans in which he participates as follows: Mr. Prevost: $140,022 in 2012, $66,411 in 2013, and $34,179 in 2014; Mr. Cordeiro: $102,590 in 2012, $(23,722) in 2013, and $39,712 in

38    CABOT CORPORATION

2015 PROXY STATEMENT

Executive Compensation (continued)

2014; Mr. Miller: $39,778 in 2012, $12,558 in 2013, and $11,703 in 2014; Mr. Keohane: $68,771 in 2012, $(9,586) in 2013, and $26,013 in 2014; and Mr. Berube: $83,917 in 2012, $(20,885) in 2013, and $32,009 in 2014. Cabot uses a pension plan measurement date of September 30 in accordance with Financial Accounting Standards Board Accounting Standards Codification 715, Compensation — Retirement Benefits. In accordance with SEC rules, the change in the actuarial present value for each named executive officer’s accumulated pension benefits has been measured from October 1st to September 30th for each fiscal year, and, when such amounts are negative, they are not reflected in the sum reported in the column.
b.	Above-market interest (the portion exceeding 120% of the applicable long-term rate) credited to deferrals under Cabot’s deferred compensation plan as follows: Mr. Prevost: $21,475 in 2012, $40,068 in 2013, and $45,772 in 2014; Mr. Cordeiro: $5,714 in 2012, $8,134 in 2013, and $7,431 in 2014; Mr. Miller: $4,729 in 2012, $5,692 in 2013, and $6,098 in 2014; and Mr. Berube: $5,121 in 2012, $4,680 in 2013, and $4,988 in 2014.

6.	The table below identifies the amounts shown for fiscal 2014 in the “All Other Compensation” column. All of the amounts reflect the actual cost to Cabot of providing the payment or benefit described below.

	Company Contributions to 401(k) Plan ($)(a)	Company Contributions to Supplemental 401(k) Plan ($)(a)	Company Contributions to Deferred Compensation Plan ($)(a)	Financial Planning and Tax Assistance ($)	Other ($)(b)	Total ($)
P.M. Prevost	26,000	85,755	122,400	19,748	5,414	259,317
E.E. Cordeiro	26,000	38,988	29,100	13,382	1,266	108,736
D.A. Miller	26,000	31,693	12,900	14,396	3,274	88,263
S.D. Keohane	26,000	46,997	—	13,144	3,245	89,386
B.A. Berube	26,000	27,966	12,300	13,305	951	80,522

a.	The 401(k) Plan, Supplemental 401(k) Plan and Deferred Compensation are described under the heading “Nonqualified Deferred Compensation” beginning on page 45.
b.	Consists of the amount paid by Cabot for an annual physical exam for Messrs. Prevost ($2,900), Miller ($2,250) and Keohane ($2,250); and the cost to Cabot of providing each named executive officer with a death benefit under our Death Benefit Protection Plan equal to three times their base salary at the time of their death, up to a maximum benefit of $3,000,000. This premium is paid to the life insurance carrier.
The table does not include any amounts for use of sports tickets by the named executive officers because no incremental costs were incurred by Cabot. Cabot purchases season tickets to sporting events for business outings with customers and vendors. If the tickets are not being used for business purposes, the named executive officers and other employees may have opportunities to use these tickets.

CABOT CORPORATION    39

2015 PROXY STATEMENT

Executive Compensation (continued)

Grant of Plan-Based Awards Table

The following table reports all plan-based awards granted to the named executive officers during fiscal 2014. The material terms of our short- and long-term incentive compensation awards are described in “Compensation Discussion and Analysis — Short-Term Incentive Compensation” on page 31 and “Compensation Discussion and Analysis — Long-Term Incentive Compensation” on page 33.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
P.M. Prevost
Time-Based Restricted Stock Unit (“RSU”)	11/08/13	—	—	—	—	—	—	23,939	—	—	1,139,975
Performance-Based RSU	11/08/13	—	—	—	13,965	27,929	41,894	—	—	—	1,263,229
Options	11/08/13	—	—	—	—	—	—	—	72,440	47.62	1,330,433
Short-Term Incentive Compensation (“STI”)	—	357,000	1,020,000	2,040,000	—	—	—	—	—	—	—
E.E. Cordeiro
Time-Based RSU	11/08/13	—	—	—	—	—	—	6,299	—	—	299,958
Performance-Based RSU	11/08/13	—	—	—	3,675	7,349	11,024	—	—	—	332,395
Options	11/08/13	—	—	—	—	—	—	—	19,063	47.62	350,111
STI	—	116,025	331,500	663,000	—	—	—	—	—	—	—
D.A. Miller
Time-Based RSU	11/08/13	—	—	—	—	—	—	5,039	—	—	239,957
Performance-Based RSU	11/08/13	—	—	—	2,940	5,879	8,819	—	—	—	265,907
Options	11/08/13	—	—	—	—	—	—	—	15,250	47.62	280,082
STI	—	86,100	246,000	492,000	—	—	—	—	—	—	—
S.D. Keohane
Time-Based RSU	11/08/13	—	—	—	—	—	—	4,724	—	—	224,957
Performance-Based RSU	11/08/13	—	—	—	2,756	5,512	8,268	—	—	—	249,308
Options	11/08/13	—	—	—	—	—	—	—	14,297	47.62	262,579
STI	—	84,000	240,000	480,000	—	—	—	—	—	—	—
B.A. Berube
Time-Based RSU	11/08/13	—	—	—	—	—	—	4,409	—	—	209,957
Performance-Based RSU	11/08/13	—	—	—	2,572	5,144	7,716	—	—	—	232,663
Options	11/08/13	—	—	—	—	—	—	—	13,344	47.62	245,076
STI	—	79,800	228,000	456,000	—	—	—	—	—	—	—

1.	The amounts in these columns represent award opportunities under our Short-Term Incentive Compensation Plan and assume that adjusted EBITDA and adjusted NWC days, the financial metrics for corporate performance for fiscal 2014 as described in the Compensation Discussion and Analysis section of this proxy statement, are achieved at the threshold, target and maximum level, as applicable. The amounts included in the “Threshold” column reflect 50% of the target bonus opportunity payable for corporate performance, which is weighted 70% in the overall short-term incentive compensation program, and do not reflect any payout for individual performance because there is no formal threshold payout level for individual performance. The amounts included in the “Target” column reflect 100% of the total target bonus opportunity payable for both corporate and individual performance. The amounts included in the “Maximum” column reflect 200% of the total target bonus opportunity payable for both corporate and individual performance. Actual short-term incentive payments made for fiscal 2014 are included in the Summary Compensation Table on page 38 in the column “Non-Equity Incentive Plan Compensation.”
2.

The amounts in these columns represent performance-based restricted stock unit awards. The performance-based restricted stock unit awards vest three years after the date of grant, and the number of shares issuable, if any, when the award vests will depend on the degree of achievement of corporate performance metrics for each year within the three-year performance period. For fiscal 2014 awards, the two financial metrics used to measure corporate

40    CABOT CORPORATION

2015 PROXY STATEMENT

Executive Compensation (continued)

performance were adjusted EPS and adjusted RONA. The amount included in the “Target” column reflects the total number of shares that would be issued at the end of the three-year performance period if the Company achieves “target” financial performance against the adjusted EPS and adjusted RONA goals each year. The amount in the “Threshold” column reflects 50% of the target award and the total number of shares that would be issued at the end of the three-year performance period if the Company achieves “threshold” financial performance each year, and the amount in the “Maximum” column reflects 150% of the target award and the total number of shares that would be issued at the end of the three-year performance period if the Company achieves “maximum” financial performance each year.
3.	All stock options were granted with an exercise price equal to the closing price of our common stock on the date of grant.
4.	Reflects the fair value of time-based and performance-based restricted stock units and option awards on the grant date, calculated in accordance with FASB ASC Topic 718. The grant date fair value per unit of time-based and performance-based restricted stock units is equal to the closing price of Cabot common stock on the date of grant ($47.62), less a discount in the case of performance-based restricted stock units as we do not pay dividend equivalents on these awards. The discount is calculated by taking the expected dividend payments during the vesting period and discounting back to the grant date using the established risk free interest rate. We pay dividend equivalents on time-based restricted stock units, if and when we pay dividends on our common stock. The grant date fair value for performance-based restricted stock units was calculated assuming that the target level of performance was achieved. The grant date fair value of these awards assuming the maximum level of performance is achieved is set forth in footnote 3 to the Summary Compensation Table. Option awards are valued using the Black-Scholes option pricing model. The assumptions used to calculate the value of these awards are set forth in Note N to our Consolidated Financial Statements filed with our Annual Report on Form 10-K for fiscal 2014.

CABOT CORPORATION    41

2015 PROXY STATEMENT

Executive Compensation (continued)

Outstanding Equity Awards at Fiscal Year-End Table

The following table shows information regarding outstanding equity awards held by our named executive officers as of September 30, 2014.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
P. M. Prevost	150,000	—	16.90	5/6/2019	33,687		1,710,289	—		—
	151,000	—	23.15	11/12/2019	32,340		1,641,902	—		—
	92,562	—	34.64	11/11/2020	23,939		1,215,383	—		—
	66,781	44,521	32.95	11/10/2021	20,991	(2)	1,065,713	—		—
	32,022	74,719	35.25	11/8/2022	1,301	(3)	66,052	7,546	(6)	383,110
	—	72,440	47.62	11/7/2023	9,013	(4)	457,590	20,481	(7)	1,039,820
E. E. Cordeiro	16,244	10,829	32.95	11/10/2021	8,194		416,009	—		—
	8,427	19,662	35.25	11/8/2022	8,510		432,053	—		—
	—	19,063	47.62	11/7/2023	6,299		319,800	—		—
					5,106	(2)	259,232	—		—
					342	(3)	17,363	1,986	(6)	100,829
					2,372	(4)	120,426	5,389	(7)	273,600
D.A. Miller	45,000	—	21.07	9/13/2019	7,283		369,758	—		—
	33,500	—	23.15	11/12/2019	6,808		345,642	—		—
	21,694	—	34.64	11/11/2020	5,039		255,830	—		—
	14,439	9,626	32.95	11/10/2021	4,538	(2)	230,394	—		—
	6,741	15,730	35.25	11/8/2022	273	(3)	13,860	1,589	(6)	80,674
	—	15,250	47.62	11/7/2023	1,898	(4)	96,361	4,311	(7)	218,869
S.D. Keohane	15,909	—	34.64	11/11/2020	6,828		346,658	—		—
	13,537	9,024	32.95	11/10/2021	6,382		324,014	—		—
	6,320	14,747	35.25	11/8/2022	4,724		239,837	—		—
	—	14,297	47.62	11/7/2023	4,254	(2)	215,976	—		—
					257	(3)	13,048	1,489	(6)	75,597
					1,778	(4)	90,269	4,043	(7)	205,263
B. A. Berube	8,489	—	34.64	11/11/2020	5,918		300,457	—		—
	11,732	7,821	32.95	11/10/2021	5,957		302,437	—		—
	5,899	13,763	35.25	11/8/2022	4,409		223,845	—		—
	—	13,344	47.62	11/7/2023	3,688	(2)	187,240	—		—
					240	(3)	12,185	1,390	(6)	70,570
					1,660	(4)	84,278	3,772	(7)	191,504

42    CABOT CORPORATION

2015 PROXY STATEMENT

Executive Compensation (continued)

1.	Options vest over a three year period as follows, assuming the named executive officer’s continued employment with Cabot through the vesting date: 30% on each of the first and second anniversaries of the date of grant and 40% on the third anniversary of the date of grant.
2.	Reflects the portion of the fiscal 2012 performance-based restricted stock unit award earned based on the degree of achievement of the annual financial performance metrics (adjusted EPS and adjusted ROIC) for each of the three years within the three-year performance period of the award. These units vested on November 11, 2014, the third anniversary of the date of grant, and were settled on November 24, 2014, the date the Compensation Committee determined the achievement of the adjusted EPS and adjusted ROIC metrics used to determine the number of performance-based restricted stock units earned during fiscal 2014.
3.	Reflects the portion of the fiscal 2013 performance-based restricted stock unit award earned based on the degree of achievement of the annual financial performance metrics (adjusted EPS and adjusted RONA) for the first two years within the three-year performance period of the award. These units will vest on the third anniversary of the date of grant (November 9, 2015), assuming the named executive officer’s continued employment with Cabot through the vesting date.
4.	Reflects the portion of the fiscal 2014 performance-based restricted stock unit award earned based on the degree of achievement of the annual financial performance metrics (adjusted EPS and adjusted RONA) for the first year within the three-year performance period of the award. These units will vest on the third anniversary of the date of grant (November 8, 2016), assuming the named executive officer’s continued employment with Cabot through the vesting date.
5.	The value of shares of unvested restricted stock units was calculated by multiplying the closing price of our common stock on September 30, 2014 ($50.77) by the number of shares of unvested restricted stock units.
6.	The number of shares shown for each named executive officer’s performance-based restricted stock unit award is based on achieving the threshold adjusted EPS metric and target adjusted RONA metric with respect to such award based on fiscal 2014 performance.
7.	The number of shares shown for each named executive officer’s performance-based restricted stock unit award is based on achieving the target adjusted EPS metric and maximum adjusted RONA metric with respect to such award based on fiscal 2014 performance.

Option Exercises and Stock Vested Table

The following table shows the options exercised by each of our named executive officers and the restricted stock units that vested for each officer during fiscal 2014. The value of options realized on exercise is the difference between the market price of the shares at exercise and the exercise price, multiplied by the number of shares acquired on exercise. The value of stock realized on vesting is the product of the number of shares vested and the closing price of our common stock on the vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)
P.M. Prevost	120,000	4,479,958	80,755	4,010,235
E.E. Cordeiro	55,194	1,280,674	14,066	676,434
D.A. Miller	—	—	14,066	676,434
S.D. Keohane	50,200	1,707,745	10,315	496,048
B.A. Berube	17,500	442,144	10,315	496,048

Pension Benefits

The following narrative and table describe benefits provided under Cabot’s Cash Balance Plan and Supplemental Cash Balance Plan, the defined benefit retirement plans in which Cabot’s named executive officers and other full-time U.S. salaried employees generally participated. The Cash Balance Plan was frozen on December 31, 2013, and no further accruals will be made under that plan or the Supplemental Cash Balance Plan.

Cash Balance Plan

The Cash Balance Plan is a funded, tax-qualified defined benefit plan under which, until December 31, 2013, participants accrued benefits in the form of account balances, with a guaranteed rate of return (“interest-based credits”) and defined notional contributions (“pay-based credits”). Participants received annual pay-based credits of 3% of eligible compensation during the first five years of service, 3.5% for the next five years and, after ten years of service, 4%. Additional credits of 2% of earnings were provided on eligible compensation in excess of the Social Security wage base. Eligible compensation under the Cash Balance Plan included base salary and any short-term incentive bonus.

All balances in the accounts of participants during a calendar year continue to receive interest-based credits at the one-year U.S. Treasury bill rate determined as of November of the previous year until the participants begin receiving benefit payments. For calendar year 2014, the interest rate was 0.12%. At retirement at any age or other termination of employment, participants eligible for benefits may receive their vested account balance in a lump sum payment or in a monthly pension having equivalent actuarial value.

Participants are 100% vested in Cabot’s contributions to their accounts after three years of employment with Cabot. As of September 30, 2014, all of the named execu-

CABOT CORPORATION    43

2015 PROXY STATEMENT

Executive Compensation (continued)

tive officers were fully vested in their accrued account balances under the Cash Balance Plan.

Supplemental Cash Balance Plan

The Supplemental Cash Balance Plan is an unfunded, non-qualified plan created to provide benefits in circumstances where maximum limits established under the Internal Revenue Code prevent participants from receiving some of the benefits provided under the Cash Balance Plan. The Internal Revenue Code limits the amount of compensation that can be used annually to accrue benefits under the tax-qualified Cash Balance Plan. The Supplemental Cash Balance Plan is intended to provide eligible employees the same benefits they would have earned under the Cash Balance Plan if this compensation limit did not apply.

The material terms and conditions of the Supplemental Cash Balance Plan are the same as those of the Cash Balance Plan except that benefits otherwise payable from the Supplemental Cash Balance Plan will be forfeited if a participant’s employment is terminated for cause.

Pension Benefits Table

The following table shows the actuarial present value of each named executive officer’s accumulated benefits under the pension plans in which he participated as of September 30, 2014, the last day of our most recent fiscal year and the pension plan measurement date used for financial statement reporting purposes for our fiscal 2014 financial statements. None of the named executive officers received a payment under these plans during fiscal 2014.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)
P.M. Prevost	Cash Balance Plan Supplemental Cash Balance Plan	7 7	61,095 478,965
E.E. Cordeiro	Cash Balance Plan Supplemental Cash Balance Plan	16 16	155,340 212,575
D.A. Miller	Cash Balance Plan Supplemental Cash Balance Plan	5 5	42,766 80,913
S.D. Keohane	Cash Balance Plan Supplemental Cash Balance Plan	12 12	113,652 115,655
B.A. Berube	Cash Balance Plan Supplemental Cash Balance Plan	20 20	205,783 186,842

1.	Credited service represents years of service with Cabot as of September 30, 2014, rounded to the nearest whole year.
2.	The following assumptions were used in the calculations:

Cash Balance Plan/ Supplemental Cash Balance Plan
Measurement Date	9/30/2014
Discount Rate (for present value calculation)	4.00%
Form of benefit	Lump sum
Retirement Date	Age 65

44    CABOT CORPORATION

2015 PROXY STATEMENT

Executive Compensation (continued)

Nonqualified Deferred Compensation

The following narrative and table describe benefits provided under Cabot’s Deferred Compensation Plan and Supplemental 401(k) Plan.

Deferred Compensation Plan

Our Deferred Compensation Plan permits certain employees in the U.S. to voluntarily defer in any year up to 50% of their base salary and up to 100% of any short-term incentive and sales incentive bonus awarded. Under this plan, participants receive a credit equal to 10% of the amount they defer to account for the fact that any compensation that is deferred is not eligible compensation for purposes of Company contributions under the 401(k) Plan or the Supplemental 401(k) Plan. All of our named executive officers are eligible to participate in the Deferred Compensation Plan. Messrs. Prevost, Cordeiro, Miller and Berube contributed to the plan for fiscal year 2014.

In any year, the deferred amounts are credited with interest at a rate equal to the Moody’s Corporate Bond Rate for the month of November prior to the beginning of the applicable calendar year. Amounts that are deferred in a particular year are credited to a participant’s account as if they were invested in the account on the first day of the applicable calendar year and notional interest is applied as if the participant had earned the deferred amount on the first day of the calendar year. Earnings are compounded daily. The Moody’s rate used to calculate interest payable for calendar year 2014 was 4.91%. Participants in the Deferred Compensation Plan can elect to defer receipt of their eligible compensation until a specified date (“in service election”) or until they cease to be employees of Cabot (“termination/retirement election”). Participants may elect to receive deferred amounts in a lump sum payment, or in installments over a period of up to five years in the case of an in-service election or, if the participant’s account balance is at least $50,000, up to ten years for a termination/retirement election.

401(k) and Supplemental 401(k) Plan

Under the 401(k) Plan, a tax qualified defined contribution plan in which Cabot’s named executive officers and other employees in the U.S. participate (with variations for employees covered by collective bargaining agreements), Cabot makes a retirement contribution equal to 4% of a participant’s eligible compensation (including base salary and cash bonuses) and a matching contribution of 100% of a participant’s contribution on up to 6% of the participant’s eligible compensation. These Company contributions are allocated to the participant’s account in accordance with his or her investment elections. Prior to January 1, 2014, the 401(k) Plan was called the Retirement Savings Plan and contained a 401(k) portion under which Cabot made a matching contribution of 75% of a participant’s contribution on up to 7.5% of the participant’s eligible compensation This matching contribution was made in the form of Cabot stock. In addition, the plan contained an employee stock ownership plan (“ESOP”), which was 100% funded by Cabot. Under the ESOP, participants received contributions in the form of Cabot stock each quarter based on a pre-determined formula. The ESOP contemplated a minimum and maximum contribution percentage of total eligible pay of 4% and 8%, respectively. The actual amount of the contribution in any given quarter varied, depending primarily on our stock price. The ESOP expired by its terms on December 31, 2013 and no further ESOP allocations will be made.

The Supplemental 401(k) Plan is an unfunded, non-qualified defined contribution plan under which we provide credits to executive officers and certain other employees in the U.S. that cannot be made in the 401(k) Plan due to limitations imposed by the Internal Revenue Code. Credits to the Supplemental 401(k) Plan are at the same percentage of pay that Company contributions would have been made under the 401(k) Plan were it not for the limitations imposed by the Internal Revenue Code. Amounts credited to the Supplemental 401(k) Plan are treated as if invested in Cabot common stock. Participants may elect to receive distributions in a lump sum payment after separation from service or, if a participant’s account balance is at least $50,000, in installments over a period of three, five or ten years beginning after separation from service. All distributions are made with shares of Cabot common stock, with the exception of those for certain grandfathered accounts, which are made in cash. None of our named executive officers have grandfathered accounts.

Under both the 401(k) Plan and Supplemental 401(k) Plan, participants are immediately vested in the matching contributions and vested in the retirement contributions after two years of employment with Cabot.

CABOT CORPORATION    45

2015 PROXY STATEMENT

Executive Compensation (continued)

Nonqualified Deferred Compensation Table

The following table provides information with respect to the Supplemental 401(k) Plan for all of our named executive officers and with respect to the Deferred Compensation Plan for Messrs. Prevost, Cordeiro, Miller and Berube.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions in Last FY ($)(3)	Aggregate Balance at Last FYE ($)(4)
P.M. Prevost Deferred Compensation Plan Supplemental 401(k) Plan	1,224,000 —	122,400 85,755	241,731 310,380	— —	5,703,070 1,775,537
E.E. Cordeiro Deferred Compensation Plan Supplemental 401(k) Plan	291,000 —	29,100 38,988	38,503 129,751	318,960 —	863,291 737,471
D.A. Miller Deferred Compensation Plan Supplemental 401(k) Plan	129,000 —	12,900 31,693	32,076 47,108	— —	748,988 293,466
S.D. Keohane Supplemental 401(k) Plan	—	46,997	74,141	—	483,146
B.A. Berube Deferred Compensation Plan Supplemental 401(k) Plan	123,000 —	12,300 27,966	26,304 112,601	— —	618,209 694,152

1.	The amounts contributed by Messrs. Prevost, Cordeiro, Miller and Berube represent the deferral of 100%, 75%, 50% and 50%, respectively, of short-term incentive compensation earned with respect to fiscal 2014 as reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 38.

2.	These amounts represent credits by Cabot accrued under the Deferred Compensation Plan and the Supplemental 401(k) Plan and are reported in the Summary Compensation Table on page 38 under the heading “All Other Compensation.”
3.	For the Deferred Compensation Plan, earnings represent the value credited based on the Moody’s interest rate for the year. For the Supplemental 401(k) Plan, earnings represent the value of dividends earned and investment gains or losses as if the amounts had been invested in Cabot common stock.

4.	The aggregate balance for our Deferred Compensation Plan includes executive deferrals for prior fiscal years. Such deferrals for individuals who were named executive officers for the fiscal years in which the deferrals were made were included as compensation for such individuals in the Summary Compensation Tables in prior proxy statements.

Potential Payments Upon Termination or Change in Control

Our named executive officers are eligible to receive certain benefits upon a change in control or if their employment is terminated, including following a change in control. This section describes various change in control and termination of employment scenarios and the payments and benefits payable under those scenarios. A table quantifying the estimated payments and benefits assuming a termination of employment or a change in control occurred on September 30, 2014, follows this narrative description.

Potential Payments Following a Change in Control

Severance Plan

Participants in our Senior Management Severance Protection Plan (the “Severance Plan”) are determined by our Compensation Committee and include fifteen of our senior managers, including all of our named executive officers.

Under the Severance Plan, participants are entitled to severance payments if their employment with Cabot terminates within two years following a change in control (for any reason other than cause, disability, death, or a termination initiated by the participant without good reason). Mr. Prevost is entitled to a lump sum payment equal to three times the sum of his base salary plus bonus and continued health and welfare benefits for a period of three years (i.e., medical, dental and prescription drug

46    CABOT CORPORATION

2015 PROXY STATEMENT

Executive Compensation (continued)

benefits; long-term disability coverage; and life insurance). The other named executive officers are entitled to a lump sum payment equal to two times the sum of their base salary plus bonus and continued health and welfare benefits for a period of two years. In addition, under the Severance Plan, a participant is entitled to receive a pro-rated bonus with respect to the fiscal year in which the termination occurs and outplacement services in an amount up to 15% of his or her salary.

Base salary under the Severance Plan is calculated at the greater of the rate in effect (i) immediately before the change in control or (ii) as of the officer’s employment termination date. The bonus is calculated at the greater of (i) the officer’s target annual incentive bonus for the fiscal year in which the change in control occurs or the fiscal year in which the officer’s employment is terminated, whichever was greater or (ii) the highest annual incentive bonus amount paid or payable to the participant for any of the three fiscal years preceding the fiscal year in which the change in control occurs.

The Severance Plan also includes a “better of” provision. Under this provision, a participant will be entitled to receive either the full amount of payments (and pay any applicable excise tax imposed by Section 4999 of the Internal Revenue Code) or such lesser amount that is not subject to the excise tax, whichever results in the greater after-tax benefit to him or her.

The provision of benefits under any other plan or program provided by Cabot or its affiliates, or pursuant to any agreement with Cabot or its affiliates, or by law, counts toward our obligation to provide the benefits under the Severance Plan so that the benefits are not duplicative.

Retirement and Equity Incentive Plans

The accrued account balances under the Cash Balance Plan, Supplemental Cash Balance Plan, 401(k) Plan and Supplemental 401(k) Plan immediately vest and become payable upon a change in control of Cabot.

Under the terms of our equity incentive plans, different provisions apply to awards granted before March 8, 2012 and awards granted on or after March 8, 2012. For awards granted before March 8, 2012, unvested restricted stock units and unvested stock options held by a participant (including the named executive officers) immediately vest upon a change in control of Cabot (commonly referred to as “single trigger” vesting). In the case of performance-based restricted stock units, the total number of units that vests is the sum of the units that have been earned or “banked” based upon performance as of the date of the change in control and the number of unbanked units assuming target performance.

For awards granted on or after March 8, 2012, upon a change in control of Cabot, the Compensation Committee, as administrator of our equity incentive plan, will have discretion to provide for the assumption or continuation of some or all outstanding awards or any portion of an award, the grant of a new award in substitution by the acquirer or survivor, or the cash-out of some or all awards. Further, the Compensation Committee retains authority to accelerate the vesting of awards. For awards granted after March 8, 2012, the Compensation Committee has provided, and intends to continue to provide, for “double trigger” vesting upon a change in control. This means that if an award remains outstanding following a change in control, such as if the acquiring company assumes the award, vesting would be accelerated only if the participant’s employment was involuntarily terminated without cause or by the participant for good reason within two years of the change in control.

Termination of Employment Upon Disability or Death

For Cabot’s full-time employees based in the U.S., including the named executive officers, termination of employment upon disability is determined under the terms of Cabot’s long-term disability plan and occurs one year following the date of disability. A U.S.-based employee who becomes disabled would receive (i) benefits under our long term disability plan, and (ii) continued participation in our medical, dental, and life insurance plans in accordance with the terms of those plans if the employee has completed ten years of service. We have not included a value for these benefits in the table on page 49 because the plans do not discriminate in scope, terms or operation in favor of our named executive officers compared to the benefits offered to all salaried U.S. employees. In addition, the accrued account balances under the Cash Balance Plan, Supplemental Cash Balance Plan, 401(k) Plan and Supplemental 401(k) Plan immediately vest and become payable upon termination of employment by reason of death or disability.

CABOT CORPORATION    47

2015 PROXY STATEMENT

Executive Compensation (continued)

Under the terms of Cabot’s equity incentive plans, if any participant (including a named executive officer) ceases to be an employee because of disability or death, his or her unvested stock options and unvested restricted stock units would immediately vest. In the case of performance-based restricted stock units, the total number of units that vests is the sum of the units that have been earned or “banked” based upon performance as of the date of the termination of employment.

We provide the named executive officers with a death benefit under our Death Benefit Protection Plan equal to three times their base salary up to a maximum benefit of $3,000,000, which is payable to their beneficiary at the time of their death.

Termination of Employment Upon Retirement

Upon retirement, participants (including the named executive officers) are entitled to receive benefits payable under our Cash Balance Plan and Supplemental Cash Balance Plan and a distribution of balances under our 401(k) Plan and Supplemental 401(k) Plan. As of September 30, 2014,

none of our named executive officers met the eligibility criteria for retirement under these plans.

Under our current arrangements, a named executive officer may also be eligible to receive retiree welfare benefits provided to comparably situated employees. These retiree welfare benefits are not included in the table on page 49 because these benefit plans do not discriminate in scope, terms or operation in favor of our named executive officers compared to the benefits offered to all salaried employees.

Termination for Cause or Voluntarily Without Good Reason

As described above, a named executive officer would not receive severance payments under the terms of the Severance Plan if his employment is terminated for cause or if he terminates his employment without good reason. He also would not receive benefits under the terms of our Supplemental 401(k) Plan or Supplemental Cash Balance Plan if his employment is terminated for cause.

48    CABOT CORPORATION

2015 PROXY STATEMENT

Executive Compensation (continued)

Potential Payments Upon Termination or Change in Control Table

The following table and footnotes present potential payments to each named executive officer under various circumstances as if the officer’s employment had been terminated on September 30, 2014, or if a change in control had occurred on such date.

	Severance Pay(1)($)	Accelerated Unvested Equity (2)($)	Pension Plan Benefits not reported in Pension Plan Table(3)($)	Benefits and Perquisites(4)($)	Total($)(5)
P.M. Prevost
Death	—	8,338,118	13,971	3,000,000	11,352,089
Disability	—	8,338,118	13,971	—	8,352,089
Voluntary Termination/Involuntary Termination (without cause)	—	—	13,971	—	13,971
Involuntary Termination (for cause)	—	—	1,581	—	1,581
Termination if Change in Control	7,059,000	9,921,888	13,971	198,067	17,192,926
Change in Control	—	3,569,366	13,971	—	3,583,337
E.E. Cordeiro
Death	—	2,123,059	29,260	1,530,000	3,682,319
Disability	—	2,123,059	29,260	—	2,152,319
Voluntary Termination/Involuntary Termination (without cause)	—	—	29,260	—	29,260
Involuntary Termination (for cause)	—	—	12,354	—	12,354
Termination if Change in Control	1,772,000	2,539,830	29,260	115,751	4,456,841
Change in Control	—	868,214	29,260	—	897,474
D.A. Miller
Death	—	1,775,548	5,387	1,230,000	3,010,935
Disability	—	1,775,548	5,387	—	1,780,935
Voluntary Termination/Involuntary Termination (without cause)	—	—	5,387	—	5,387
Involuntary Termination (for cause)	—	—	1,863	—	1,863
Termination if Change in Control	1,464,000	2,108,955	5,387	100,266	3,678,608
Change in Control	—	771,687	5,387	—	777,074
S.D. Keohane
Death	—	1,664,518	18,421	1,200,000	2,882,939
Disability	—	1,664,518	18,421	—	1,682,939
Voluntary Termination/Involuntary Termination (without cause)	—	—	18,421	—	18,421
Involuntary Termination (for cause)	—	—	9,130	—	9,130
Termination if Change in Control	1,410,000	1,977,109	18,421	98,710	3,504,240
Change in Control	—	723,441	18,421	—	741,862
B.A. Berube
Death	—	1,505,447	22,059	1,140,000	2,667,506
Disability	—	1,505,447	22,059	—	1,527,506
Voluntary Termination/Involuntary Termination (without cause)	—	—	22,059	—	22,059
Involuntary Termination (for cause)	—	—	11,562	—	11,562
Termination if Change in Control	1,306,000	1,797,121	22,059	95,621	3,220,801
Change in Control	—	627,067	22,059	—	649,126

1.

For Mr. Prevost, severance pay is equal to three times the sum of (x) base salary and (y) the greater of (i) his highest bonus in the three fiscal years preceding fiscal 2014 or (ii) his target bonus under our short-term incentive program for the fiscal year. For each of our other named executive

CABOT CORPORATION    49

2015 PROXY STATEMENT

Executive Compensation (continued)

officers, severance pay is equal to two times the sum of (x) base salary and (y) the greater of (i) his highest bonus in the three fiscal years preceding fiscal 2014 or (ii) his target bonus under our short-term incentive program for the fiscal year.
2.	For all of our named executive officers, the amounts for accelerated unvested equity include the following: (i) in the case of death or disability, the value of unvested time-based restricted stock units, unvested performance-based restricted stock units that have been earned or “banked” based upon performance as of September 30, 2014 and unvested options; (ii) in the case of termination following a change in control, the value of unvested time-based restricted stock units, unvested performance-based restricted stock units (consisting of units banked as of September 30, 2014 and unbanked units assuming target performance is achieved) and unvested options; and (iii) in the case of a change in control, the value of unvested time-based restricted stock units, unvested performance-based restricted stock units (consisting of units banked as of September 30, 2014 and unbanked units assuming target performance is achieved), and unvested options, in each case granted prior to March 8, 2012. The value of unvested restricted stock units was calculated by multiplying the closing market price of our common stock on September 30, 2014 ($50.77) by the number of shares of unvested restricted stock units. The value of unvested options was calculated by multiplying the number of shares underlying the unvested options by the difference between the closing market price of our common stock on September 30, 2014 and the option exercise price.
3.	For all scenarios other than terminations for cause, the amounts in this column represent the amounts that would be payable under the Cash Balance Plan and Supplemental Cash Balance Plan as of September 30, 2014 in a lump sum that are in addition to the amounts previously reported in the Pension Benefits Table on page 44. These amounts are not included in the Pension Benefits Table because the assumptions required to calculate the actuarial present value of the benefits for purposes of the Pension Benefits Table are different from the assumptions required to calculate the actual plan benefits. As of September 30, 2014, all of our named executive officers were fully vested in their accrued account balances under the Cash Balance Plan and the Supplemental Cash Balance Plan. No benefits are payable under the Supplemental Cash Balance Plan if a participant’s employment is terminated for cause.
4.	Continued perquisites and benefits include only those benefits provided to named executive officers that are not provided to all employees generally. The amount reported in the event of death represents an amount equal to three times base salary up to a maximum benefit of $3,000,000, which is payable in a lump sum to the named executive officer’s designated beneficiary under our Death Benefit Protection Plan. For each of our named executive officers, the amount reported in the event of a termination following a change in control represents the cost to Cabot of continued health and welfare benefits (for a period of three years for Mr. Prevost and for a period of two years for each of our other named executive officers) and outplacement services in an amount equal to 15% of the officer’s base salary.
5.	Payments do not take into account the “better of” provision in the Severance Plan described above on page 47, which, under certain circumstances, could reduce the amount of the payment.

50    CABOT CORPORATION

2015 PROXY STATEMENT

Proposal 2 — Advisory Approval of Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are providing stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers as disclosed on pages 24-50 of this proxy statement (commonly referred to as “say-on-pay”).

The compensation we paid to our named executive officers for fiscal year 2014 appropriately aligned executive pay and our performance. During fiscal 2014, we achieved a record level of adjusted EBITDA performance and our fifth consecutive year of improved EBITDA performance, with both our Reinforcement Materials Segment and our Performance Materials Segment achieving record setting performance. Our adjusted EPS improved 17% from fiscal 2013. Our named executive officers continued to provide outstanding leadership in the execution of our strategic goals, and we continued to strengthen our global leadership position in specialty chemicals and performance materials. Our important accomplishments are highlighted in the Executive Summary of our Compensation Discussion and Analysis. Under our short-term incentive plan, the portion of the payment based on our financial performance was 111.4% of the target award. The performance-based restricted stock unit awards issued under our long-term incentive program are designed to produce the greatest rewards when strong results are sustained over time. Specifically, the shares issuable upon their vesting depends on the degree of achievement of financial performance metrics for each year within a three-year performance cycle. On the basis of our level of achievement of adjusted EPS, adjusted ROIC and adjusted RONA, our three outstanding cycles of performance-based restricted stock units (2012, 2013 and 2014 awards) earned payouts at 32.6%, 10.3% and 96.8% of the target award based on our fiscal 2014 financial performance.

The types of performance goals that we use for establishing the metrics for our executive compensation programs are the same as the ones we use when setting our business plan and the strategic objectives of the Company. The use of these metrics is intended to motivate behavior and executive decisions that will lead to the successful execution of our strategy. Our executive compensation programs also align the interests of our shareholders and executives by tying compensation to the Company’s short- and long-term financial and strategic growth objectives. We believe this will create value for our shareholders over time as reflected in long-term total shareholder returns.

For these reasons, the Board is asking stockholders to support this proposal.

The text of the resolution is as follows:

“VOTED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion, is hereby APPROVED.”

Vote Required

Because the vote we are asking you to cast is non-binding, there is no minimum vote required for approval. Our Board and the Compensation Committee value the views of our shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers. We believe that Cabot benefits from constructive dialog with our shareholders. We will continue to reach out to our shareholders on these and other important issues and we encourage our shareholders to contact us. Shareholders who wish to communicate with our Board should refer to “Communications with the Board” in this proxy statement for additional information on how to do so.

Recommendation

The Board of Directors believes that the compensation of our named executive officers is appropriate and recommends a vote “FOR” the approval of the compensation of our named executive officers.

CABOT CORPORATION    51

2015 PROXY STATEMENT

Proposal 3 — APPROVAL OF 2015 DIRECTORS’ STOCK COMPENSATION PLAN

Introduction

We have for many years used stock awards as part of our overall director compensation program to align the interests of our directors with those of our stockholders and to assist us in attracting and retaining highly-qualified directors. The Cabot Corporation Non-Employee Directors’ Stock Compensation Plan, which was approved by Cabot’s stockholders on March 9, 2006 (the “2006 Directors’ Plan”), expires by its terms on March 8, 2016 and no further awards of stock may be made under that plan to directors after that date. Accordingly, on January 9, 2015, Cabot’s Board of Directors, acting on the recommendation of the Governance Committee, unanimously approved the adoption of the 2015 Directors’ Stock Compensation Plan (the “Directors’ Plan”) for the issuance of stock awards in the future to our non-employee directors. We are now seeking stockholder approval of the Directors’ Plan. If the Directors’ Plan is approved, no further awards will be made under the 2006 Directors’ Plan.

The Board of Directors believes that the Directors’ Plan promotes the interests of stockholders consistent with principles of good corporate governance. In particular, the Directors’ Plan limits the value of our Common Stock that may be granted in any calendar year to each of our non-employee directors.

Vote Required

The Directors’ Plan will be approved upon the affirmative vote of a majority of the votes cast on the proposal.

Recommendation

The Board of Directors recommends that you vote “FOR” the approval of Cabot’s 2015 Directors’ Stock Compensation Plan.

Summary of the Directors’ Plan

The purpose of the Directors’ Plan is to advance the interests of Cabot and its stockholders by aligning the interests of our directors with those of our stockholders and to assist us in attracting and retaining highly-qualified, non-employee directors. Subject to adjustment as provided for in the Directors’ Plan, the maximum number of shares of Cabot common stock that may be issued under the Directors’ Plan is 350,000. The Directors’ Plan will be administered by the Governance Committee of the Board of Directors.

The Directors’ Plan provides for the annual issuance of shares of common stock to each non-employee director as a portion of his or her annual compensation in an amount, based on grant-date fair market value, determined by the Governance and Nominating Committee, subject to limits included in the Directors’ Plan. The maximum grant date fair market value of common stock that may be granted under the Directors’ Plan in any calendar year during any part of which any non-employee director is eligible to receive an award is $400,000. The limit for a non-employee chairman of the board or a lead director is $500,000. In each case these limits are determined based on the fair market value of a share of common stock on the date the shares are issued under the Directors’ Plan. As described above under “Director Compensation”, our recent practice has been to issue fully-vested shares with a value of $75,000 to each non-employee director annually. Based on our number of non-employee directors, the current price of Cabot common stock and our grant practices, we expect the Plan will last approximately ten years. In the event of any reorganization, capitalization, stock split, stock dividend, combination of shares, merger, consolidation, issuance of rights or any other change in Cabot’s capital structure, the Governance Committee will make an appropriate adjustment to the maximum number of shares that may be issued under the Directors’ Plan as well as any other equitable adjustments necessary to outstanding awards.

Pursuant to the terms of Cabot’s Corporate Governance Guidelines, each non-employee director will be required to retain the shares he or she receives under the Directors’ Plan for a period of three years from the date of issuance or until such director’s earlier retirement. Directors will be able to defer receipt of shares issued under the Directors’ Plan under the Non-Employee Directors’ Deferral Plan.

If approved by Cabot’s stockholders at the 2015 Annual Meeting, the Directors’ Plan will become effective as of the date of such approval and no shares of common stock will be issuable under the Plan after March 11, 2025. The Governance Committee may at any time amend the Directors’ Plan or any outstanding award and may at any time terminate the Plan as to any future grants. However, except as expressly provided in the Directors’ Plan, the Committee may not alter the terms of an award in a manner that will adversely affect an award previously granted without the consent of the non-employee director holding the award (unless the Committee expressly reserved the right to do so at the time of the award). Any

52    CABOT CORPORATION

2015 PROXY STATEMENT

Proposal 3 — APPROVAL OF 2015 DIRECTORS’ STOCK COMPENSATION PLAN (continued)

amendments to the Directors’ Plan will be conditioned on stockholder approval to the extent required by law or applicable stock exchange requirements as determined by the Governance Committee.

The above summary of the material features of the Directors’ Plan is qualified in its entirety by reference to the terms of the Directors’ Plan, which is included as Appendix B to this Proxy Statement.

New Plan Benefits

The Governance Committee has full discretion to determine the amount of the annual grant to be made to non-employee directors under the Directors’ Plan, subject to the limits described above under “Summary of the

Directors’ Plan.” Therefore, the future benefits or amounts that would be received by the non-employee directors as a group are not determinable at this time. The following table shows the awards that were made to the non-employee directors as a group under the 2006 Directors’ Plan for calendar year 2015:

	Number of Shares	As a percentage of Cabot common stock outstanding as of 1/16/15 (63,717,924 shares)
Non-Executive Director Group (12 persons)	19,553	0.03%

Background Information

In addition to the stock we issue to our non-employee directors, we use stock-based awards and stock options issued under our 2009 Long Term Incentive Plan (the “2009 Incentive Plan”) as part of our overall compensation program for certain key employees to align their interests with those of our stockholders and to assist us in hiring and retaining highly-qualified associates. The following table includes information regarding awards outstanding under the 2009 Incentive Plan, shares available for future awards under the 2009 Incentive Plan as of January 16, 2015, shares issuable under awards made under the 2006 Directors’ Plan that have been deferred, and the proposed shares issuable under the Directors’ Plan:

	Number of Shares	As a percentage of Cabot common stock outstanding as of 1/16/15 (63,717,924 shares)
Outstanding stock options	1,563,951	2.4%
Shares issuable upon vesting of outstanding TSU awards	508,156	0.8%
Maximum shares issuable under outstanding PSU awards	549,843	0.9%
Shares issuable under deferred awards	102,077	0.2%

Total shares subject to outstanding awards as of 1/16/15	2,724,027	4.3%
Total shares available for future awards under 2009 Incentive Plan	2,705,313	4.2%
Proposed shares available for future awards under the Directors’ Plan	350,000	0.5%

Total	5,779,340	9.0%

For purposes of determining shares available under the 2009 Incentive Plan, each share subject to a stock option will count as 1 share and each share subject to any other award will count as 2.1 shares. Because the 2009 Incentive Plan does not specify the mix of stock options, on the one hand, and full-value awards, on the other, it is not possible to determine the amount of subsequent dilution that may ultimately result from such future awards.

Our Board recognizes that equity incentives, while important to motivate key employees and remain competitive, also represent potential dilution to our stockholders. We intend to repurchase shares from time to time to offset dilution. In January 2015, we announced that the Board of Directors authorized us to repurchase up to 5 million shares of our common stock.

CABOT CORPORATION    53

2015 PROXY STATEMENT

Audit Committee Matters

Audit Committee Report

The Audit Committee of the Board of Directors is comprised of five non-employee directors. The Board has determined that all of the members of the Audit Committee satisfy the requirements of the New York Stock Exchange (“NYSE”) as to independence and financial literacy. The Board has determined that Mr. MacLeod, Mr. McGillicuddy and Dr. Thomas are audit committee financial experts as defined by SEC rules. The responsibilities of the Audit Committee are set forth in its written charter and described above under the heading “The Board of Directors and its Committees — Audit Committee.” One of the Committee’s primary responsibilities is to assist the Board in its oversight of the integrity of Cabot’s financial statements. The following report summarizes certain of the Committee’s activities in this regard during fiscal 2014.

Review of Audited Financial Statements with Management

The Audit Committee reviewed and discussed with management Cabot’s audited consolidated financial statements for the fiscal year ended September 30, 2014.

Review of Financial Statements and Other Matters with Independent Registered Public Accounting Firm

The Audit Committee discussed with Deloitte & Touche LLP (“D&T”) Cabot’s audited consolidated financial statements for the fiscal year ended September 30, 2014, including the matters required to be communicated by the standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee received the written disclosures and the letter from D&T required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with D&T its independence from Cabot. In addition, the Audit Committee discussed Cabot’s internal controls over financial reporting and management’s assessment of the effectiveness of those controls with management, Cabot’s internal auditors and D&T.

Recommendation that Financial Statements be Included in Annual Report

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in

Cabot’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 for filing with the SEC.

John K. McGillicuddy (Chair)

Juan Enriquez

William C. Kirby

Roderick C.G. MacLeod

Lydia W. Thomas

Audit Fees

D&T was Cabot’s independent registered public accounting firm for fiscal 2014 and 2013. Fees for professional services rendered by D&T for fiscal 2014 and 2013 were as follows:

	Fiscal 2014	Fiscal 2013
Audit Fees	$5,403,000	$4,814,000
Audit-Related Fees	$252,000	$363,000
Tax Fees	$89,000	$369,000
All Other Fees	$0	$0

The audit services for each of fiscal 2014 and 2013 include professional services for the audit of Cabot’s consolidated financial statements included in the Annual Report on Form 10-K (including audit of internal control over financial reporting) and review of financial statements included in Cabot’s Quarterly Reports on Form 10-Q, consultations regarding on-going financial accounting matters, and services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. Statutory audit fees in foreign jurisdictions are billed in local currency.

The audit-related services for each of fiscal 2014 and 2013 consisted primarily of fees for: (i) audits of employee pension and other benefit plans; (ii) certain agreed upon procedures performed and related to regulatory compliance matters; (iii) internal control related services; and (iv) due diligence matters.

For fiscal 2014 and 2013, tax services consisted primarily of fees for tax compliance and preparation services and tax advisory services.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy requiring the pre-approval of audit and non-audit services to be provided by Cabot’s independent registered public accounting firm. The policy identifies the guiding principles that must

54    CABOT CORPORATION

2015 PROXY STATEMENT

Audit Committee Matters (continued)

be considered by the Audit Committee in approving services to ensure that the auditor’s independence is not impaired; describes the audit, audit-related, tax and other services that may be provided and the non-audit services that are prohibited; and sets forth pre-approval requirements for all permitted services. In some cases, pre-approval is provided by the full Audit Committee for the applicable fiscal year for a particular category or group of services, subject to an authorized amount. In other cases, the Audit Committee specifically pre-approves services. To ensure compliance with the policy, the Audit Committee requires the independent registered public accounting firm to report on actual fees charged for each category of services at least quarterly. The Audit Committee has delegated authority to the Chair of the Committee to pre-approve additional services that need to be approved between scheduled Audit Committee meetings, provided that the estimated fee for any such services does not exceed $100,000, and any such pre-approvals must then be communicated to the full Audit Committee.

All of the services described above for fiscal 2014 and 2013 were pre-approved by the Audit Committee or Committee Chair.

CABOT CORPORATION    55

2015 PROXY STATEMENT

Proposal 4 — Ratification of Appointment of Independent Registered Public Accounting Firm

Introduction

The Audit Committee has appointed Deloitte & Touche LLP (“D&T”) to serve as Cabot’s independent registered public accounting firm for its fiscal year ending September 30, 2015. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Board of Directors is submitting the appointment of D&T to the stockholders for ratification as a matter of good corporate practice. Should the stockholders fail to ratify the appointment of D&T, the Audit Committee may reconsider the appointment and may retain D&T or another accounting firm without resubmitting the matter to stockholders. Even if the stockholders ratify the appointment of D&T, the Audit Committee may select another firm if it determines such selection to be in the best interest of Cabot and its stockholders.

Representatives from D&T are expected to be present at the 2015 Annual Meeting. The representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from Cabot’s stockholders.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the votes properly cast on the proposal.

Recommendation

The Board of Directors recommends that you vote “FOR” the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as Cabot’s independent registered public accounting firm for fiscal 2015.

56    CABOT CORPORATION

2015 PROXY STATEMENT

Other Information

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of September 30, 2014 about: (i) the number of shares of common stock that may be issued upon exercise of outstanding options and vesting of restricted stock units; (ii) the weighted-average exercise price of outstanding options; and (iii) the number of shares of common stock available for future issuance under our active plans: the 2009 Long-Term Incentive Plan and the 2006 Directors’ Plan. All of our equity compensation plans have been approved by our stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding option, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(3)
Equity compensation plans approved by security holders	2,454,002	$31.22	3,171,241
Equity compensation plans not approved by security holders	N/A	N/A	N/A

1.	Includes (i) 1,421,353 shares issuable upon exercise of outstanding stock options, (ii) 534,303 shares issuable upon vesting of time-based restricted stock units, (iii) 239,686 shares issuable upon vesting of performance-based restricted stock units based upon the achievement of the annual financial performance metrics for the three years within the three-year performance period of the fiscal 2012 awards, the first two years within the three-year performance period of the fiscal 2013 awards, and the first year within the three-year performance period of the fiscal 2014 awards; and (iv) 258,660 shares issuable upon vesting of the performance-based stock units attributable to year three of the 2013 awards and years two and three of the 2014 awards, assuming Cabot performs at the maximum performance level in each of those years. If, instead, Cabot performs at the target level of performance in those years, a total of 172,440 shares would be issuable for year three of the 2013 awards and years two and three of the 2014 awards.
2.	The weighted-average exercise price includes all outstanding stock options but does not include restricted stock units which do not have an exercise price.
3.	Of these shares, (i) 3,046,755 shares remain available for future issuance under our 2009 Long-Term Incentive Plan, and (ii) 124,486 remain available for future issuance under our 2006 Directors’ Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and to furnish us with copies of the forms they file. Based on our review of filings made with the SEC and representations made by our directors and executive officers, we believe that all of our directors and executive officers timely filed all reports that were required to be filed under Section 16(a) during the fiscal year ended September 30, 2014.

Future Stockholder Proposals and Director Nominations

A stockholder who intends to present a proposal at the 2016 Annual Meeting of Stockholders and who wishes the proposal to be included in our proxy materials for that meeting must submit the proposal in writing to us so that we receive it no later than October 1, 2015. A stockholder who intends to present a proposal at the 2016 Annual Meeting of Stockholders but does not wish the proposal to be included in our proxy materials for that meeting must provide written notice of the proposal to us no earlier than December 13, 2015 and no later than January 12, 2016. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Our by-laws, which are available on our website, describe the requirements for submitting proposals at the Annual Meeting. A stockholder who wishes to nominate a director at the 2016 Annual Meeting of Stockholders must notify us in writing no earlier than December 13, 2015 and no later than January 12, 2016. The notice must be given in the manner and must include the information and representations required by our by- laws.

CABOT CORPORATION    57

2015 PROXY STATEMENT

Annual Report on Form 10-K

We are providing without charge, to each person from whom a proxy is solicited, a copy of our Annual Report on Form 10-K, including the financial statements and schedules, for fiscal 2014. To request an additional copy of the Form 10-K, please write to Secretary, Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, MA  02210-2019.

Solicitation of Proxies

The cost of soliciting proxies in the enclosed form will be borne by Cabot. In addition to solicitation by mail, officers and other employees of Cabot may solicit proxies personally, by telephone and by facsimile. Cabot may request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing. D.F. King & Co., Inc., New York, New York, has been retained to assist Cabot in the solicitation of proxies for a fee of $12,600.

Miscellaneous

Management does not know of any matters to be presented at the 2015 Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the 2015 Annual Meeting that require a vote, the persons named in the enclosed form of proxy intend to vote the shares to which the proxy relates on such matters in accordance with their best judgment unless otherwise specified in the proxy.

By order of the Board of Directors,

Jane A. Bell

Secretary

Boston, Massachusetts

January 28, 2015

58    CABOT CORPORATION

2015 PROXY STATEMENT

Appendix A

Non-GAAP Financial Measures

The discussion of our results in the CD&A section of this proxy statement includes a discussion of our adjusted EPS, adjusted EBITDA, adjusted ROIC and adjusted RONA.

Adjusted EPS*

Adjusted EPS (earnings per share) is a non-GAAP financial measure because it excludes from net income certain items of expense or income that management does not consider representative of our ongoing performance. For 2014, the certain items were primarily for global restructuring activities, acquisition and integration-related charges, and certain tax matters.

A reconciliation of adjusted EPS to EPS from continuing operations, the most directly comparable GAAP financial measure, is set forth below.

(per share)	2010	2011	2012	2013	2014
Net income per diluted common share attributable to Cabot Corporation	$2.35	$3.57	$5.99	$2.36	$3.03
Less: Net income (loss) per diluted common share from discontinued operations	$0.41	$0.80	$3.15	$(0.01)	$0.02
Net income per diluted common share from continuing operations	$1.94	$2.77	$2.84	$2.37	$3.01
Less: Certain items per share	$(0.46)	$0.34	$(0.49)	$(0.56)	$(0.42)
Adjusted net income per share	$2.40	$2.43	$3.33	$2.93	$3.43

Adjusted EBITDA*

A calculation of adjusted EBITDA (earnings before interest, tax, depreciation and amortization) is set forth below.

(dollars in millions)	2010	2011	2012	2013	2014
Total Segment EBIT**	$314	$354	$410	$386	$447
Less: adjustments to depreciation	$11	$1	$4	$(4)	—
Plus: unallocated corporate costs	$(48)	$(53)	$(56)	$(48)	$(54)
Plus: depreciation and amortization	$143	$142	$154	$189	$200
Adjusted EBITDA	$398	$442	$504	$531	$593

**	Total Segment EBIT (earnings before interest and tax) includes equity in net income of affiliated companies, net of tax, the full operating results of a contractual joint venture in Purification Solutions, royalties paid and net income attributable to non-controlling interests, net of tax, but excludes certain items, interest expense, foreign currency transaction gains and losses, interest income, dividend income, unearned revenue, the effects of LIFO accounting for inventory, and unallocated general and corporate costs. A reconciliation of Total Segment EBIT to income from continuing operations before income taxes and equity in net earnings of affiliate companies is provided in our Form 10-K.

Adjusted ROIC*

In calculating adjusted ROIC (return on invested capital), we divide four quarter rolling net income (loss) attributable to Cabot Corporation (less the after-tax impact of noncontrolling interest in net income, net interest expense, and certain items) by the most recent five quarters’ average of Cabot Corporation stockholders’ equity plus noncontrolling interest’s equity and debt, less cash and cash equivalents and the four quarter rolling impact of after-tax certain items. ROIC is not a measure of financial performance under GAAP and may not be defined and calculated by other companies in the same manner we calculate ROIC.

Adjusted RONA*

In calculating adjusted RONA (return on net assets), we divide four quarter rolling net income (loss) attributable to Cabot Corporation (less the after-tax impact of noncontrolling interest in net income and certain items) by the most recent five quarters’ average of Cabot Corporation operating net assets. Operating net assets are defined as accounts receivable plus inventory plus net property, plant and equipment plus assets held for rent plus external investments, including equity affiliates less accounts payable and accruals.

*	excludes financial results of divested businesses

CABOT CORPORATION    A-1

2015 PROXY STATEMENT

Appendix B

2015 Directors’ Stock Compensation Plan

CABOT CORPORATION

2015 DIRECTORS’ STOCK COMPENSATION PLAN

(effective March     , 2015)

1.	Purpose.

The purpose of the Cabot Corporation 2015 Directors’ Stock Compensation Plan (the “Plan”) is to advance the interests of Cabot Corporation and its stockholders by aligning the interests of Cabot’s directors with those of Cabot’s stockholders and helping to attract and retain highly qualified, non-employee directors. The Plan shall be interpreted and implemented in a manner so that eligible Non-Employee Directors will not fail, by reason of the Plan or its implementation, to be “non-employee directors” within the meaning of Rule 16(b)3 of the Securities Exchange Act of 1934, as such Rule and such Act may be amended.

2.	Definitions.

Unless the context clearly indicates otherwise, the following terms when used in the Plan shall have the meanings set forth in this section:

a.	“Administrator” shall mean the Governance and Nominating Committee of the Board of Directors.
b.	“Board of Directors” shall mean the Board of Directors of the Company.
c.	“Company” shall mean Cabot Corporation, a Delaware corporation, or its successor.
d.	“Non-employee Directors” shall mean any member of the Board of Directors who is not also an employee of the Company or any of its affiliates.
e.	“Common Stock” shall mean the shares of common stock of the Company, $1 par value per share.

3.	Number and Type of Shares of Common Stock Subject to the Plan.

The maximum number of shares of Common Stock that may be issued under the Plan is 350,000. Common Stock delivered by the Company under the Plan may be authorized but unissued Common Stock or previously issued Common Stock acquired by the Company. No fractional shares of Common Stock will be delivered under the Plan.

4.	Eligibility.

Only Non-employee Directors shall be eligible to receive shares of Common Stock under the Plan.

5.	Awards of Common Stock.

a.

On the date of the January meeting of the Board of Directors (or if no such meeting is held, on or about January 15th), the Administrator shall determine the number of shares of Common Stock issuable to each Non-employee Director as a portion of his or her annual compensation for services performed in the calendar year as a Non-employee Director. In the event the Non-employee Director is first elected after the commencement of the calendar year, the shares issuable to him or her shall be prorated. By accepting an award granted hereunder, the Non-Employee Director agrees to the terms of the award and the Plan. Non-employee Directors may be given the election to defer receipt of the shares of Common Stock issued under the Plan pursuant to the Cabot Corporation Non-employee Directors’ Deferral Plan as such deferral plan may exist from time to time.

b.	From time to time, the Administrator may require the Non-employee Directors to retain shares of Common Stock issued to them under the Plan for a specified minimum number of years from the date of issuance. The Administrator shall have the authority to eliminate or change any mandatory holding period requirement before such period has terminated as it may deem appropriate in the event of a change of control of the Company or similar circumstances.
c.

Notwithstanding any other provision of the Plan to the contrary, including subsection (a) above, the maximum grant-date fair value of Common Stock granted in any calendar year during any part of which the Non-employee Director is then eligible under the Plan shall be $400,000, except that such limit for a non-employee chairman of the Board or lead Director shall be $500,000, in each case, computed in accordance with FASB ASC Topic 718. The foregoing limits related to Non-employee Directors of the Company shall not apply to any award or shares of

B-1    CABOT CORPORATION

2015 PROXY STATEMENT

2015 Directors’ Stock Compensation Plan (continued)

Common Stock granted pursuant to a Non-employee Director’s election to receive an award or shares of Common Stock in lieu of cash retainers or other fees, if such election is made available to the Non-employee Directors (to the extent such award or shares of Common Stock have a fair value equal to the value of such cash retainers or other fees).

6.	Adjustments.

In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator shall make appropriate adjustments to the maximum number of shares of Common Stock specified in Section 3 that may be delivered under the Plan, and shall also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards then outstanding , and any other provisions of awards affected by such change.

7.	General Provisions.

a.	No Non-employee Director and no beneficiary or other person claiming under or through such Non-employee Director shall have any right, title or interest by reason of this Plan or any share of Common Stock to any particular assets of the Company. The Company shall not be required to establish any fund or make any other segregation of assets to assure the award of Common Stock hereunder.
b.	No right under the Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance or charge except by will or the law of descent and distribution.
c.	Notwithstanding any other provision of the Plan or agreements made pursuant hereto, the Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan until (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Common Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the award have been satisfied or waived.
d.	The issuance of shares to Non-employee Directors or to their legal representatives shall be subject to any applicable taxes or other laws or regulations of the United States of America or any state or commonwealth having jurisdiction thereover.

8.	Administration.

The Plan is administered by the Administrator. The Administrator shall have the authority to establish, amend and revoke from time to time rules and regulations relating to the Plan. The Administrator has the complete authority to construe the terms of the Plan and make all other determinations and take all other actions assigned to the Administrator under the Plan. The Administrator has the authority to interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Determinations of the Administrator are conclusive and binding on all parties. No member of the Administrator shall be personally liable for any action or determination under the Plan to the extent permitted by law.

9.	Effective Date; Termination and Amendment.

a.	The Plan was adopted by the Board of Directors on January 9, 2015 and shall become effective on the date of its adoption by the stockholders of the Company.
b.	No shares of Common Stock may be issued under the Plan after March 11, 2025, but previously granted awards of common stock may continue beyond that date in accordance with their terms.
c.	The Administrator may at any time or times amend the Plan or any outstanding award of Common Stock for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to future grants of Common Stock; provided, that except as otherwise expressly provided in the Plan, the Administrator may not, without the consent of the Non-employee Director, alter the terms of an award of Common Stock so as to affect adversely such Non-employee Director’s rights under the award, unless the Administrator expressly reserved the right to do so at the time of the award. Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Internal Revenue Code of 1986, as amended, and applicable stock exchange requirements), as determined by the Administrator.

CABOT CORPORATION    B-2

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 p.m., Eastern Time, on March 12, 2015.

Vote by Internet • Go to www.investorvote.com/CBT • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - John K. McGillicuddy*	☐	☐	☐	02 - John F. O’Brien*	☐	☐	☐	03 - Lydia W. Thomas*	☐	☐	☐

04 - Mark S. Wrighton*	☐	☐	☐	* Each to be elected to the class of Directors whose term expires in 2018.

	For	Against	Abstain		For	Against	Abstain

2. To approve, in an advisory vote, Cabot’s executive compensation.	☐	☐	☐	3. To approve the Cabot Corporation 2015 Directors’ Stock Compensation Plan.	☐	☐	☐

4. To ratify the appointment of Deloitte & Touche LLP as Cabot’s independent registered public accounting firm for the fiscal year ending September 30, 2015.	☐	☐	☐	5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

                        01ZD0B

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Cabot Corporation

Annual Meeting of Stockholders — March 12, 2015

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Brian A. Berube, Jane A. Bell and Karen A. Kalita, and each of them, proxies, with power of substitution, to vote the shares of stock of Cabot Corporation that the undersigned is entitled to vote, as specified on the reverse side of this card, and, if applicable, hereby directs the trustees of the employee benefit plans to vote the shares of stock of Cabot Corporation allocated to the account(s) of the undersigned or otherwise that the undersigned is entitled to vote pursuant to such employee benefit plans, at the Annual Meeting of Stockholders of Cabot Corporation to be held on March 12, 2015 at 4:00 p.m., Eastern Time, at the Corporate Headquarters of Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts, and at any adjournment or postponement thereof.

WHEN THIS PROXY IS PROPERLY EXECUTED THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED AND, IF NO SPECIFICATION IS MADE, WILL BE VOTED “FOR” ALL NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4 AND IT AUTHORIZES THE ABOVE DESIGNATED PROXIES TO VOTE IN ACCORDANCE WITH THEIR JUDGMENT ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE